UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

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DXP Enterprises, Inc.
______________________________________________________________________________________________________________________
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DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 2

DXP ENTERPRISES, INC.
5301 Hollister St.
Houston, Texas 77040
(713) 996-4700

LETTER FROM OUR CEO

May 1, 2023

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of DXP Enterprises, Inc. to be held at 10:00 a.m., Central Time, on Friday, June 16, 2023 at the Company's principal executive offices located at 5301 Hollister St., Houston, Texas 77040.

This year you will be asked to consider proposals concerning the election of directors and an amendment to the Company's 2016 Omnibus Plan to increase the number of shares that can be issued under the Company's 2016 Omnibus Incentive Plan. Shareholders will also be asked to consider and act upon an advisory non-binding resolution approving the Company’s named executive officers compensation, the ratification of the appointment of PricewaterhouseCoopers, LLP, as the independent registered public accounting firm for the Company for fiscal 2023 and approval of an Amended and Restated Certificate of Formation. These matters are explained more fully in the attached proxy statement, which you are encouraged to read.

The Board of Directors recommends that you approve the proposals and urges you to vote at your earliest convenience, whether or not you plan to attend the Annual Meeting.

Thank you for your cooperation.

Sincerely,

/s/ David R. Little
David R. Little
Chairman of the Board,
President and Chief Executive Officer

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 3

DXP ENTERPRISES, INC.
5301 Hollister St.
Houston, Texas 77040

Notice of Annual Meeting of Shareholders to be Held June 16, 2023

ITEMS OF BUSINESS

The Annual Meeting of the Shareholders (the "Annual Meeting") of DXP Enterprises, Inc., a Texas corporation (the "Company"), will be held on Friday, June 16, 2023, at 10:00 a.m., Central Time, at the Company's principal executive offices located at 5301 Hollister St., Houston, Texas 77040,* for the following purposes:

1	Elect six board of director nominees to hold office as directors until the next Annual Meeting and until their respective successors are duly elected and qualified.
2	Approve, on a non-binding, advisory basis, the compensation of the named executive officers.
3	Approve the amendment of the DXP Enterprises, Inc. 2016 Omnibus Incentive Plan.
4	Ratify the appointment of PricewaterhouseCoopers, LLP, as the independent registered public accounting firm of the Company for the year ended December 31, 2023.
5	Approval of an Amended and Restated Certificate of Formation of DXP Enterprises, Inc. to permit amendment of its Bylaws by the shareholders at special or annual meetings and certain other immaterial technical changes.
6	Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

WHO CAN VOTE?

The holders of record of Common Stock, Series A Preferred Stock and Series B Preferred Stock at the close of business on April 21, 2023, will be entitled to vote at the Annual Meeting. Please note that there are separate forms of proxy cards for each class of stock.

By Order of the Board of Directors,

/s/ David R. Little
David R. Little
Chairman of the Board,
President and Chief Executive Officer
May 1, 2023

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 4

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 5

PROXY STATEMENT SUMMARY

To assist you in reviewing the proposals to be acted upon at our 2023 Annual Meeting, below is a summary of information regarding the meeting, each proposal to be voted upon at the meeting and DXP Enterprises, Inc. business and corporate governance highlights. The following description is only a summary and does not contain all of the information you should consider before voting. For more information about these topics, please review DXP's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the complete Proxy Statement. In this Proxy Statement, the terms "DXP", "We" or the "Company" refer to DXP Enterprises, Inc., and its consolidated subsidiaries or the consolidated subsidiaries of DXP Enterprises, Inc. as the context requires.

2023 Annual Meeting of Shareholders
DATE AND TIME: June 16, 2023, 10:00 am Central Time
PLACE: DXP Enterprises, Inc.'s Corporate Headquarters, 5301 Hollister St., Houston, TX
RECORD DATE: April 21, 2023

We are mailing to shareholders of record a Notice of Internet Availability of Proxy Materials and will make this proxy statement and our annual report, which contains audited financial statements for the fiscal year ended December 31, 2022, available to our shareholders of record on or about May 9, 2023.

Voting Matters

PROPOSAL	DESCRIPTION	BOARD RECOMMENDATION

Proposal 1: Election of directors	We are asking shareholders to elect each of the six directors identified to serve until the next Annual Meeting and until their respective successors are duly elected and qualified.	☑ FOR each nominee
Proposal 2: Advisory vote to approve named executive officer compensation	We are asking shareholders to consider and act upon an approval of a non-binding, advisory vote on the compensation of the Company’s named executive officers.	☑ FOR
Proposal 3: Amendment of the 2016 Omnibus Incentive Plan	We are asking shareholders to consider and act upon an approval of an amendment to the 2016 Omnibus Plan	☑ FOR
Proposal 4: Ratification of the appointment of the independent registered public accounting firm
We are asking shareholders to ratify the appointment of PricewaterhouseCoopers, LLP to act as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2023.
☑ FOR
Proposal 5: Approval of an Amended and Restated Certificate of Formation	We are asking shareholders to consider and act upon an approval of an Amended and Restated Certificate of Formation to allow shareholders to amend the Company’s bylaws at special or annual meetings and certain other immaterial technical changes.	☑ FOR
DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 6

Review Your Proxy Statement and Vote in One of the Following Ways:

: VIA THE INTERNET	( BY TELEPHONE	*+ BY MAIL
Visit the website listed on your Notice of Internet Availability, proxy card or voting instruction form	Call the telephone number on your proxy card or voting instruction form	Sign, date and return your proxy card or voting instruction form in the enclosed envelope

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker, trustee or other intermediary to see which voting methods are available to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
JUNE 16, 2023

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”) related to the internet availability of proxy materials, DXP Enterprises, Inc., is providing access to its proxy materials by notifying you of the availability of its proxy materials on the internet. DXP’s proxy statement for the Annual Meeting to be held on June 16, 2023 and Annual Report on Form 10-K are available at http://materials.proxyvote.com/233377, which does not have “cookies” that identify visitors to the site. This website is not a form for voting and presents only an overview of the more complete proxy materials. Shareholders are encouraged to access and review the proxy materials before voting. This website will also have directions to attend the meeting and vote in person. You may obtain such reports from the SEC’s website at www.sec.gov. We will provide, free of charge, a copy of any of our corporate documents listed above (i) by internet at www.proxyvote.com (ii) by email request at sendmaterial@proxyvote.com, (iii) by calling toll free at 1-800-579-1639 or (iv) upon written request to our Corporate Secretary at the Company's offices at 5301 Hollister St., Houston, Texas 77040.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 7

FISCAL YEAR 2022 BUSINESS HIGHLIGHTS

DXP Enterprises, Inc. works to conduct business in ways that are principled, transparent, and accountable to our shareholders and other key stakeholders. We believe doing so generates long-term value.

In fiscal 2022, DXP achieved record sales and adjusted EBITDA. Our end-markets began to rebound while the pandemic continued. During fiscal 2022, as the world faced widespread inflation and supply chain disruptions, DXP remained focused on growing its business in the near-term while continuing to invest in long-term growth.

Specifically in 2022 DXP:

•Sales and Adjusted EBITDA grew 32.9 percent and 80.6 percent, respectively,
•Completed four acquisitions investing $67.8 million, and
•Returned $35.2 million in capital to shareholders via share repurchases.

Sales for FY 20222 increased to approximately $1.5 billion with Net Income of $48.1 million. Adjusted EBITDA was $126.8 million for the full year. Management uses the aforementioned non-GAAP financial measures to assist in comparing our performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect our underlying operations. We believe that the presentation of these non-GAAP financial measures, provides investors with additional understanding of the factors and trends affecting our business than could be obtained absent these disclosures

Our fiscal year 2022 business performance highlights include:

Business Performance

GAAP	GAAP	Non-GAAP
$1.5 billion Sales	$48.1 million Net Income	$126.8 million Adjusted EBITDA**

These performance results should be read together with the information in our Annual Report on Form 10-K, and the risk factors contained in that Annual Report and our subsequent periodic reports.

** Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is defined as the sum of consolidated net income in such period, plus to the extent deducted from consolidated net income: (i) income tax expense, (ii) franchise tax expense, (iii) consolidated interest expense, (iv) amortization and depreciation during such period, (v) all non-cash charges and adjustments, and (vi) non-recurring cash expenses related to the Term Loan; in addition to these adjustments, we exclude, when they occur, the impacts of impairment losses and losses/(gains) on the sale of a business. EBITDA is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations. See pages 32-33 of our Annual Report on Form 10-K for the year ended December 31, 2022 that has been filed with the SEC for a more detailed reconciliation of Adjusted EBITDA to EBITDA.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 8

Annual Sales Performance ($ in millions)
$2,000.0
$1,500.0
$1,000.0
$500.0
$—
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

Fiscal 2022 Sales Performance by business segment and end market

Below is a summary of fiscal 2022 sales by business segment and end market1:

Sales by Business Segment

Supply Chain Services
16.0%
IPS
16.0%
Service Centers
68.0%

Sales by Business End Markets

Manuf.
9.0%
Gen. Indust.
17.0%
Water
6.0%
F&B
6.0%
Chemical
10.0%
Other
23.0%
O&G
29.0%

1 Sales by End Market reflect management estimates as of fiscal year 2022
DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 9

CORPORATE GOVERNANCE HIGHLIGHTS

Our Board of Directors recognizes that DXP's success over the long-term requires a robust framework of corporate governance that serves the best interests of all our shareholders. Below are highlights of our corporate governance framework.

☑	Board refreshment remains a key area of focus, as evidenced by the 2021 addition of Karen Hoffman and Kent Yee, 2020 addition of Joseph R. Mannes and the 2016 addition of David Patton, to our Board.	☑	All committees of the Board are comprised exclusively of independent directors.
☑	All of our directors are elected annually.	☑	The Board is responsible for overseeing DXP's risk management. As part of this oversight, the Board regularly reviews DXP's policies and practices with respect to risk assessment and management, including discussing with management DXP's major risk exposures and the steps that have been taken to monitor and mitigate such exposures.
☑	Our independent directors regularly meet in private executive sessions without management present.	☑	All members of our Audit, Compensation and Nominating and Governance Committees are independent as defined by the NASDAQ listing standards and applicable SEC rules.

Shareholder Engagement and Proxy Advisor Outreach

We have a long-standing history of an active shareholder outreach and engagement program. The Board and management continue to place a high priority on listening to and considering the views of our shareholders. Engaging with our shareholders is fundamental to our commitment to good governance practices and has resulted in changes and enhancements to our governance and disclosures over time. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights. We also have, over the past three years, a process of outreach to our top shareholders prior to our annual meeting to solicit feedback on our corporate governance practices, executive compensation, environmental and social goals, as well as our long-term business strategy and other issues specific to our industry. In addition, certain of our directors have participated in direct shareholder engagement when requested and deemed appropriate. The results of these conversations are summarized and discussed with both the Board and our management.

In 2022, these included our annual stockholder meeting, quarterly earnings calls and engaging a third party proxy solicitor to assist with stakeholder engagement. Under these efforts, we engaged with shareholders regarding the Company's common stock performance. Our 2022 engagement with stakeholders focused on investor concerns regarding executive compensation, diversity and inclusion, environmental impact and ESG initiatives, disclosures and oversight.

We actively seek and value feedback from our shareholders. In addition to our traditional investor relations outreach efforts, we engage from time-to-time with significant shareholders on topics including our business strategy and financial performance, governance and executive compensation programs and other initiatives. We shared feedback received during these meetings with our Nominating and Governance Committee and Compensation Committee, informing their decision-making.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 10

Board of Directors

Below is an overview of each of the director nominees you are being asked to elect at the 2023 Annual Meeting.

NAME	DIRECTOR SINCE	PRINCIPAL PROFESSIONAL EXPERIENCE	COMMITTEE MEMBERSHIPS	OTHER PUBLIC COMPANY BOARDS
David R. Little	1996	Chairman, President and CEO, DXP	—	—
Kent Yee	2021	SVP CFO and Secretary, DXP	—	—
Timothy P. Halter*	2001	CEO, Halter Financial Group	A, N, C	—
David Patton*	2016	Partner, law firm Locke Lord. Chair Emeritus Energy Practice	A, N, C	—
Joseph R. Mannes*	2020	President and Board member of SAMCO Capital Markets, Inc.	A, N, C	—
Karen Hoffman*	2021	Global Tax Director, Transocean Ltd	A, N, C	—

**= Independent director            N = Nominating and Governance Committee
A = Audit Committee            C = Compensation Committee

Highly-Skilled Board of Directors

The board has taken a thoughtful and deliberate approach to board composition to ensure that our directors have backgrounds that collectively add significant value to the strategic decisions made by the Company and enable them to provide oversight of management to ensure accountability to our shareholders.

The composition of our director nominees consists of:

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 11

Specific Experience, Qualifications, Attributes and Skills of Directors

The Nominating and Governance Committee seeks Directors with experience, qualifications, attributes and skills that align with our business strategy. The following table describes key experience and expertise that our Director nominees collectively possess and that we consider most relevant to the decision to nominate candidates to serve on the Board.

3
50%
3

CEO Leadership Experience. Active or recently retired CEO of organization similar to DXP

1
83%
5

Accounting & Finance. Experience as an accountant or auditor at an accounting firm, Chief Financial or Accounting Officer, Controller or other relevant experience in finance and accounting, including experience in accounting, financial reporting processes, capital allocation, financial markets, acquisitions and post-acquisition integration.

2
67%
4

Risk Management. Experience with risk management of an organization and management of specific types of risk including distribution, manufacturing, technology, cybersecurity, acquisition and other related risks.

2
67%
4

Corporate Governance. Experience or expertise in corporate governance matters, including through service on the boards of other public or private companies, as well as experience with CEO and senior management succession planning and management of Environmental, Social and Governance (ESG) issues.

2
67%
4

Operations. Practical experience managing the operations of a business or organization including developing, assessing and implementing an operating plan and business operation strategy.

2
67%
4

Strategic Planning & Business Development. Strategic experience in business development and acquisitions including experience developing and implementing growth strategies.

3
50%
3

Industry – Oil & Gas. Experience in oil & gas markets for understanding and reviewing our business and strategy in one of the industry sectors and dynamic segments we serve.

The Nominating and Governance Committee has reviewed with the Board the specific experience, qualifications, attributes and skills each Director nominee standing for election as a Director at this Annual Meeting. The Committee has concluded that each Director nominee has the appropriate skills and qualifications required of Board membership and that each possesses an in-depth knowledge of the Company's businesses and strategy. The Committee further believes that our Board is composed of well-qualified and well-respected Directors who possess strength in business, finance and the capital markets.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 12

Director Skills Matrix

A mark in the Director skills matrix below indicates a specific or specialized area of focus or expertise that each Director nominee brings to the Board. Not having a mark does not mean that the Director does not possess that qualification or skill.
Skills, Experience & Qualifications

Additional information regarding the biography, experience and key competencies of each individual Director nominee and current Director, as reviewed and considered by the Committee, is provided on page 17 of this Proxy Statement

Environmental, Social and Governance Matters

ESG Highlights

DXP Enterprises, Inc. is dedicated to a global stewardship, focusing on sustainable environmental, social practices and responsible governance activities. We utilize a comprehensive continuous improvement business mindset, in all aspects of our business. Our team is committed to meeting the performance needs of end users while maintaining the highest standards of conduct.

At DXP, doing good is good for business and our global community. We monitor and manage our environmental, social, and governance (“ESG”) opportunities and impacts and engage with shareholders and other stakeholders to help create a better tomorrow and to assure the long-term viability of our Company.

The Board is committed to supporting the Company’s efforts to conduct its business in a principled, transparent, and accountable manner. The Board believes that its effective oversight of Environmental, Social and Governance matters is central to its risk oversight function. The Nominating and Governance Committee is responsible for oversight of significant ESG matters.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 13

DXP reduces environmental impact through responsible operations that include a focus on energy conservation, waste reduction, and minimizing emissions.

DXP is powered by our people and talent growth is our mindset. We embrace inclusion and diversity as catalysts for innovation and provide equal opportunities for all. We believe our investment in our global team contributes to long-term value for our shareholders and creates a work environment that benefits every employee.

DXP believes that our collaborative philanthropic endeavors engage customers and employees and contribute to the Company’s long-term value. DXP is committed to responsible corporate governance that we believe promotes the long-term interests of our shareholders and strengthens Board and management accountability. DXP continues to focus on expanding and elevating our oversight and management of ESG matters.

In 2021, DXP published its first ESG report, which is based on the Global Reporting Initiative (GRI) framework with cross-references to relevant Sustainability Accounting Standards Board (SASB) principles. More information about DXP’s initial corporate 2021 Sustainability Report can be found at https://www.dxpe.com/about-us/corporate-sustainability. The report includes important information gathered from across our operations regarding environmental and safety practices, including how we support energy transition efforts and support clean water and wastewater metrics and efforts. We are continually monitoring and strategically implementing actions to improve our environmental, social and safety impact.

Our employees are our greatest asset, and each employee plays an important role in the success of our Company and the overall business. Stakeholders and interested parties are key to fulfilling our corporate responsibilities which includes sustainability.

The 2022 ESG Report is available will be available on our website at www.dxpe.com. The 2022 ESG Report provides detail on DXP’s ESG-related annual goals, progress updates, metrics, and initiatives.

Information on the Company’s website, including our ESG Reports, is not incorporated by reference into, and does not form part of, this Proxy Statement or any other report or document DXP files with the SEC.

Environmental Sustainability

DXP Enterprises monitors and seeks to incorporate environmental sustainability practices in its operations and supply chain. Several of our facilities are certified ISO 9001.

Social Responsibility

DXP is committed to providing a safe and health work environment. The Company instructs its employees to be responsible for observing the health and safety rules, policies, practices, laws and regulations and taking necessary precautions to protect themselves and co-workers including wearing safety equipment. We encourage employees to immediately report accidents, injuries, occupational illnesses and unsafe practices or conditions; and ensure that first aid kits are available to all employees

Corporate Governance

DXP's governance practices serve an important role in the Company's ability to conduct its operations in a responsible and ethical manner. Over governance practices include:
•Declassified Board;
•All non-employee directors are independent in accordance with the NASDAQ listing standards; and
•Three standing Board Committees - Audit, Compensation and Nominating and Governance Committees.

Further details are outlined under the heading "Corporate Governance and Other Board Matters."

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 14

DXP ENTERPRISES, INC.
Proxy Statement
For Annual Meeting of Shareholders
to be Held June 16, 2023

Annual Meeting of Stockholders
This proxy statement is furnished to the shareholders of DXP Enterprises, Inc. (the “Company” or “DXP”), 5301 Hollister St., Houston, Texas 77040 (Tel. No. 713 996-4700), in connection with the solicitation by the Board of Directors of DXP (the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, June 16, 2023, at 10:00 a.m., Central Time, at DXP’s principal executive offices, 5301 Hollister St., Houston, Texas 77040, or any adjournment thereof.

Proxies appointing David R. Little and Kent Yee to serve as proxies, in the form enclosed, properly executed by shareholders and received in time for the meeting, will be voted as specified therein, unless revoked in the manner provided below. The Board recommends a vote “FOR” the election of nominees for director listed in this proxy statement and the accompanying proxy card, “FOR” approval, on a non-binding, advisory basis, the compensation of the CEO and named executive officers and “FOR” ratification of the appointment of PricewaterhouseCoopers, LLP, as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2023. If a shareholder does not specify otherwise in the proxy, the shares represented by his or her proxy will be voted as recommended by the Board.

The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire.  The proxy of a record holder may be revoked at any time before it is exercised by written notice delivered to the Corporate Secretary at 5301 Hollister St., Houston, Texas 77040, at or prior to the meeting. We are mailing to shareholders of record a Notice of Internet Availability of Proxy Materials and will make this proxy statement and our annual report, which contains audited financial statements for the fiscal year ended December 31, 2022, available to our shareholders of record on or about May 9, 2023. If your shares of common stock are held in “street name,” your ability to vote over the Internet depends on your broker’s or intermediary's voting process. You should follow the instructions on your broker’s or intermediary’s voting instruction card. To vote the shares that you hold in “street name” in person at the Annual Meeting, you must bring a legal proxy from your broker, bank or other nominee.

Record Date
At the close of business on April 21, 2023 (the “Record Date”) there were outstanding and entitled to vote 17,360,980 shares of Common Stock, par value $0.01 per share (the “Common Stock”), 1,122 shares of Series A Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), and 15,000 shares of Series B Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”), and only the holders of record on the Record Date are entitled to vote at the meeting.

Right to Vote
The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to such holders at the meeting. The holders of record of Series A Preferred Stock and Series B Preferred Stock on the Record Date will be entitled to one-tenth of one vote per share on each matter presented to such holders at the meeting voting together with the holders of Common Stock as a single class. The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock is necessary to constitute a quorum for the transaction of business at the meeting.

Shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a class, held by shareholders present in person or represented by proxy, including shares held by shareholders that abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present at the meeting.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 15

If a broker does not have discretionary voting authority to vote shares for which it is the holder of record with respect to a particular matter at the meeting, the broker cannot vote the shares, they will return a broker non-vote as to that matter, and the broker non-votes will only be counted as present in determining whether a quorum is present.  Broker non-votes will have no effect on matters that require approval by the affirmative vote of a majority of the shares present and entitled to vote on the matter. Abstentions will have the same effect as votes against a proposal for matters that require approval by the affirmative vote of a majority of the shares present and entitled to vote on the matter.  Broker non-votes and any abstentions would not be treated as, and would have no effect on, a vote for or against a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter. Broker non-votes and any withhold votes will have no effect on the plurality vote on the election of directors. As the ratification of auditors is a routine matter no broker non-votes are expected.

The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of our Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a single class and entitled to vote at the meeting is required for the election of directors. The affirmative vote of the holders of shares representing at least a majority of the shares of our Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, that are entitled to vote at the meeting and that are represented at the meeting, by person or proxy, is required for approval of the non-binding, advisory vote on executive compensation and the ratification of the appointment of PricewaterhouseCoopers, LLP, as the independent registered public accounting firm of the Company for the year ended December 31, 2023.

MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

The holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, are entitled to vote with respect to each of the six nominees for election to the Board. All directors hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified or their earlier resignation or removal.

It is the intention of the persons named in the proxies for the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock to vote the proxies “FOR” the election of each of the nominees named below, unless otherwise specified in any particular proxy. Management of DXP does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board. In accordance with DXP’s Bylaws and Texas law, a shareholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors.

The persons listed below have been nominated for election to fill the six director positions.

NOMINEE	AGE	POSITION	SINCE
David R. Little	71	Chairman of the Board, President and CEO	1996
Kent Yee	48	Senior Vice President/Chief Financial Officer	2021
Timothy P. Halter	56	Director	2001
David Patton	73	Director	2016
Joseph R. Mannes	64	Director	2020
Karen Hoffman	44	Director	2021

Board Recommendation

☑ Our Board recommends that you vote "FOR" each of or "FOR ALL" the election of the above nominees.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 16

Information Regarding Board Nominees and Directors

Background of Board Nominees for Director

DAVID R. LITTLE

SKILLS AND QUALIFICATIONS
• Public company CEO and President	• M&A
• Strategy and operations	• Finance
• Distribution, manufacturing	• Human capital

Mr. Little has served as Chairman of the Board, President and Chief Executive Officer of DXP since its organization in 1996 and also has held these positions with SEPCO Industries, Inc., predecessor to the Company (“SEPCO”), since he acquired a controlling interest in SEPCO in 1986.

Mr. Little has been employed by SEPCO since 1975 in various capacities, including Staff Accountant, Controller, Vice President/Finance and President. Mr. Little gives our Board insight and in-depth knowledge of our industry and our specific operations and strategies. He also provides leadership skills and knowledge of our local community and business environment, which he has gained through his long career with DXP and its predecessor companies.

KENT YEE

SKILLS AND QUALIFICATIONS
• Finance and accounting	• M&A
• Strategy and operations	• Human resources
• Distribution, manufacturing	• Capital markets

Mr. Yee has served as a Director of DXP since April 2021. Mr. Yee was appointed Senior Vice President/Chief Financial Officer in June 2017. Currently, Mr. Yee is responsible for acquisitions, finance, accounting, business integrations and human resources of DXP. From March 2011 to June 2017, Mr. Yee served as Senior Vice President Corporate Development and led DXP's mergers and acquisitions, business integration and internal strategic project activities.

During March 2011, Mr. Yee joined DXP from Stephens Inc.'s Industrial Distribution and Services team where he served in various positions and most recently as Vice President from August 2005 to February 2011. Prior to Stephens, Mr. Yee was a member of The Home Depot’s Strategic Business Development Group with a primary focus on acquisition activity for HD Supply. Mr. Yee was also an Associate in the Global Syndicated Finance Group at JPMorgan Chase. He has executed over 48 transactions including more than $1.5 billion in M&A and $3.4 billion in financing transactions primarily for change of control deals and numerous industrial and distribution acquisition and sale assignments. He holds a Bachelors of Arts in Urban Planning from Morehouse College and an MBA from Harvard University Graduate School of Business.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 17

TIMOTHY HALTER

SKILLS AND QUALIFICATIONS
• M&A	• Global / international experience
• Capital markets	• Compensation / incentives
• Strategic planning	• Entrepreneurship
• Strategy

Mr. Halter has served as a Director of DXP since July 2001. Mr. Halter is the Chairman and Chief Executive Officer of Halter Financial Group, Inc., a position he has held since 1995. Halter Financial Group is a Dallas, Texas based consulting firm specializing in the areas of mergers, acquisitions and corporate finance. Mr. Halter brings to our Board extensive experience in the area of strategic planning, corporate finance, compensation and entrepreneurship.

JOSEPH R. MANNES, CFA

SKILLS AND QUALIFICATIONS
• CEO and executive leadership	• Capital markets
• Strategy and operations	• Corporate governance
• Finance and technology	• Distribution and manufacturing

Mr. Mannes has served as a Director of DXP since February 2020. Mr. Mannes is the President and a member of the board of directors of SAMCO Capital Markets, Inc., a position he has held since 2010. Prior to that he was the Chief Operating Officer and Managing Director (Corporate Finance) of SAMCO Capital Markets, Inc., which is a regional broker/dealer based in Austin, Texas, specializing in underwriting, financial advisory, and corporate finance. Mr. Mannes brings extensive experience across multiple industries, including banking, investment banking, technology, retail, distribution and manufacturing. Mr. Mannes graduated with an AB from Dartmouth College and an MBA from the Wharton School, graduate division. His experience includes time as a chief financial officer with Clearwire Technologies and E-Certify. He was formerly the Chairman of the Board of Tandy Leather Factory, is currently President of the Provincial Foundation and serves on the boards of various private companies. Mr. Mannes is a Chartered Financial Analyst. Mr. Mannes is the Chair of the Audit Committee.

DAVID PATTON

SKILLS AND QUALIFICATIONS
• Legal	• General management
• Corporate governance	• Risk management
• Oil and gas

Mr. Patton has served as a Director of DXP since July 2016.  Mr. Patton is a partner at Locke Lord LLP and Chair-Emeritus of the Locke Lord LLP’s Energy Practice Group where he began his career in 1977.  He has over 40 years of experience in various legal aspects of the oil and gas industry, including acquisitions and sales of assets or equity interests, drafting and negotiating leases, contracts, and agreements related to field operations. David has represented clients in connection with surface use conflicts, day to day exploration and development activities, and the resolution of oil and gas disputes.  He is a frequent speaker on oil and gas issues and is active in the Rocky Mountain Mineral Law Foundation and the State Bar of Texas.  Mr. Patton brings to our Board a diverse business background including extensive knowledge in the oil and gas industry, experience with acquisitions and overall familiarity with issues surrounding managing and leading publicly held companies. Mr. Patton is Chair of the Compensation Committee.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 18

KAREN HOFFMAN, CPA

SKILLS AND QUALIFICATIONS
• Accounting	• General management
• Corporate governance	• Oil and gas
• Tax	• Risk management

Mrs. Hoffman has served as a Director of DXP since November 2021. Mrs. Hoffman is the Global Tax Director for Transocean Ltd., a position she has held since 2020. Prior to Transocean Ltd, she spent eighteen years with PricewaterhouseCoopers LLP with experience in tax accounting and the energy industry. Mrs. Hoffman started her career at PricewaterhouseCoopers LLP.

Mrs. Hoffman graduated with a B.A. from The University of Texas in Business Administration and a Masters in Professional Accounting from the graduate division. Mrs. Hoffman is a Certified Public Accountant (CPA). Mrs. Hoffman is the Chair of the Nominating and Governance Committee.

Corporate Governance and Other Board Matters

DXP is committed to having sound corporate governance principles. Having such principles is essential to running DXP’s business efficiently and maintaining DXP’s integrity in the marketplace.

DXP's Internet address is www.dxpe.com. The following corporate governance documents are available on our website by clicking on tabs “Investors” and “Corporate Governance”:

•Code of Conduct
•Code of Ethics for Senior Financial Officers, and
•Charters for the Audit, Compensation and Nominating and Governance of our board
•The information included in our website is not incorporated herein by reference

Board Independence

The Board has determined that each of the current directors standing for re-election, except David R. Little and Kent Yee, the Chairman of the Board and Chief Executive Officer and Chief Financial Officer, respectively, have no material relationship with DXP (either directly or as a partner, shareholder or officer of an organization that has a relationship with DXP) and is “independent” within the requirements of the NASDAQ listing standards. Furthermore, the Board has determined that each of the members of each of the committees of the Board of Directors has no material relationship with DXP (directly or as a partner, shareholder or officer of an organization that has a relationship with DXP) and is “independent” within the requirements of the NASDAQ listing standards.

Board Structure and Committee Composition

The Board does not have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate or combined and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The directors serving on the Board possess considerable professional and industry experience and a unique knowledge of the challenges and opportunities that DXP faces. As such, the Board believes that it is in the best position to evaluate the needs of DXP and to determine how best to organize DXP’s leadership structure to meet those needs. The Board believes that the most effective leadership structure for DXP at the present time is for Mr. Little to serve as both Chairman of the Board and Chief Executive Officer.

This model has succeeded because it makes clear that the Chairman of the Board and Chief Executive Officer is responsible for managing our business, under the oversight and review of our Board. This structure also enables our Chief Executive Officer to act as a bridge between management and the Board, helping both to act together in pursuing the best interests of shareholders. Mr. Little has been our Chairman of the Board and Chief Executive Officer since DXP’s organization in 1996 and has been with DXP and its predecessor companies for over 40 years.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 19

There is no specific lead independent director. The Board believes that there is already substantial independent oversight of DXP’s management and a strong counterbalancing governance structure in place, as demonstrated by the following:

•We have a majority of independent directors: Four out of the six directors meet the criteria for independence required by NASDAQ; only Mr. Little and Mr. Yee are deemed not to be independent.
•All committees are composed solely of independent directors: Our Audit, Compensation and Nominating and Governance Committees are each composed solely of independent directors. Each of our independent directors serves on each of the committees.
•Non-employee directors meet regularly: Our non-employee directors typically meet in executive sessions without our employee directors (Mr. Little and Yee) at each regularly scheduled Board meeting.

The Board has established an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. The Board met seven times in 2022. Each director attended (whether in person or telephonically) all of the meetings of the Board and committees of which he or she was a member. DXP does not have a policy regarding director attendance at Annual Meetings of Shareholders. One director attended the last Annual Meeting of Shareholders.

Messrs. Halter, Mannes, Patton and Mses. Hoffman are the members of the Audit, Compensation and Nominating and Governance Committees.

Voting Matters

During our 2021 Annual Shareholders meeting, Mr. Patton received 47 percent of votes. While we did not have a majority voting standard at the time, the Nominating and Governance Committee made the decision to amend the Company's bylaws and provide for such a standard going forward. As Nominating and Governance chair, Mr. Patton and the board received feedback that included updating our bylaws, and adding board members that would enhance gender and racial diversity. As such, given the experience and lack of availability of potential qualified board members, the Committee elected to have Mr. Patton remain in his position through the 2022 Annual Shareholders meeting while addressing the feedback DXP had received.

Majority Voting Standard

General
Our Bylaws provide for majority voting in uncontested director elections effective January 1, 2022 in response to previous years stakeholder feedback. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

Contested Elections
At any meeting of shareholders for which the number of nominees for director at a meeting of shareholders exceeds the number of directors to be elected at such meeting or if the Secretary of the Company receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the Company’s Bylaws and such nomination has not been withdrawn on or before the fourteenth day before the Company first files its definitive proxy statement with respect to such meeting with the Securities and Exchange Commission the directors will be elected by a plurality of the votes cast. This means that the nominees who receive the most affirmative votes would be elected to serve as directors.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 20

Board’s Role in Risk Oversight

Strategy

One of the Board’s primary responsibilities is overseeing management’s development and execution of the Company’s strategy.

At least quarterly, the CEO, our executive leadership team and other business leaders provide detailed business and strategy updates to the Board. The Board annually conducts an even more in-depth review of the Company’s overall strategy. At these reviews, the Board engages with our executive leadership team and other business leaders regarding business objectives, the competitive landscape, economic trends and other developments. On an annual basis the Board also reviews the Company’s human capital, risk assessment/risk management, compliance and sustainability programs as well as the Company’s operating budget, and at meetings occurring throughout the year the Board reviews acquisitions, strategic investments and other capital allocation topics as well as the Company’s operating and financial performance, among other matters. The Board also looks to the expertise of its committees to inform strategic oversight in their areas of focus.

SPOTLIGHT: OVERSIGHT OF STRATEGIC ACQUISITIONS

The Board oversees DXP's strategic acquisition process. DXP views acquisitions as an important element of our strategy to deliver long-term shareholder value. Our Board includes members with extensive business combination experience. That depth of experience allows the Board to constructively engage with management and effectively evaluate acquisitions for alignment with our strategy, culture and financial goals. Management is charged with identifying potential acquisition targets, executing transactions, and managing integration, and our Board's oversight extends to each of these elements. Management and the Board regularly discuss potential acquisitions and their role in the Company's overall business strategy. These discussions address acquisitions in process and potential future acquisitions, and cover a broad range of matters which may include valuation, due diligence, risk and anticipated synergies with DXP's businesses and strategy. The Board's acquisition oversight also extends across transactions and over time; the Board reviews and provides feedback regarding the operational and financial performance of our historical acquisitions.

Risk

Risk is inherent in every business, and DXP faces many risks of varying size and intensity. While management is responsible for day-to-day management of those risks, the Board, as a whole and through its committees, oversees and monitors risk management. In this role, the Board is responsible for determining that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board administers its risk oversight function primarily by receiving regular reports from Mr. Little, our Chairman of the Board and Chief Executive Officer, and other members of our senior management who supervise various aspects of our business, including operations, finance, compliance, investor relations and safety and environmental matters, on risk management. The Audit Committee and the Compensation Committee review risks related to the Company’s financial and compensation practices, respectively. By having these committees engaged in aspects of risk oversight, the Board intends to have a focus on financial, enterprise and compensation risks. The Board believes that its administration of risk management oversight has not affected the Board’s leadership structure, as described above.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 21

The Board’s role in risk oversight at the Company is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and the Board and its committees overseeing those efforts, with particular emphasis on the most significant risks facing the Company. The Board administers its risk oversight responsibilities both through active review and discussion of key risks facing the Company and by delegating certain risk oversight responsibilities to the Board committees. Generally, the Board delegates risk oversight responsibility to its committees where it believes the committee’s focused domain expertise will support efficient and effective oversight, and each committee typically has responsibility with respect to risks that are associated with the purpose of, and responsibilities delegated to, that committee. Each of the Audit, Compensation, and Nominating and Governance Committees reports to the full Board on a regular basis, including as appropriate with respect to the committee’s risk oversight activities. The timeframe over which the Board and its committees evaluate risk typically varies depending on the nature of the risk. From time to time, the Board and/or its committees may consider inputs from outside advisors with respect to certain risks and risk trends. With respect to the manner in which the Board’s risk oversight function impacts the Board’s leadership structure, as described above, our Board believes that Mr. Little's management experience and tenure help the Board to more effectively exercise its risk oversight function.

The graphic below summarizes the primary areas of risk overseen by the Board and by each of its committees.

Board
Risks associated with DXP's strategic plan, acquisition, and capital allocation program, capital structure, liquidity, organizational structure and other significant risks and overall risk assessment and risk management policies.
Audit Committee
Major financial risk exposures, significant legal, compliance, reputational, cybersecurity, and privacy risks, and overall risk assessment and risk management policies.
Compensation Committee
Risks associated with compensation policies, and practices, including base salary and incentive compensation.
Nominating & Governance Committee
Risks related to corporate governance, effectiveness of Board and committee oversight and review of director candidates, conflict of interest, director independence, and sustainability.
Management
Responsibility for assessing and managing DXP's risk exposure. On an annual basis, DXP's senior leadership inventories, assesses, and prioritizes the most significant risks facing the Company as well as related mitigation efforts and provides updates to the Board.

While the Board is ultimately responsible for risk oversight, the committees assist the Board in the areas described below.

•The Audit Committee assists with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements.
•The Compensation Committee assists with respect to management of risks related to executive succession and retention and arising from our executive compensation policies and programs.
•The Nominating and Governance Committee assists with respect to management of risks associated with Board organization and membership, and other corporate governance matters, as well as company culture and ethical compliance.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 22

We have assessed the risks arising from DXP's compensation policies and practices for employees, including the executive officers. The findings were reviewed with the Compensation Committee. Based on the assessment, we believe our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on DXP.

Audit Committee

DXP has an Audit Committee, which assists the Board in fulfilling its responsibilities for general oversight of the integrity of DXP’s financial statements, DXP’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of DXP’s independent auditors. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter; appoints, evaluates and determines the compensation of DXP’s independent auditors; reviews and approves the financial statements, the audit fee and the scope of the annual audit; reviews DXP’s disclosure controls and procedures, internal controls and corporate policies with respect to financial information; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on DXP’s financial statements. The Audit Committee works closely with management as well as DXP’s independent auditors. Furthermore, the Audit Committee has the responsibility of overseeing DXP’s Business Ethics Policy. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from DXP for outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The Board has determined that Audit Committee Chairman Joseph R. Mannes is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S-K, as adopted by the Securities and Exchange Commission, and was independent within the meaning of the NASDAQ listing standards. The report of the Audit Committee is included herein. A current copy of the charter of the Audit Committee is available under the "Investors" tab of DXP’s website at http://www.dxpe.com.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of DXP’s executive officers and directors; produces an annual report on executive compensation for inclusion in DXP’s proxy statement; provides general oversight of equity compensation plans; and retains and approves the terms of the retention of any compensation consultants and other compensation experts. Other specific duties and responsibilities of the Compensation Committee include: reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving employment agreements for executive officers; approving and amending DXP’s incentive compensation for executive officers and share compensation programs (subject to shareholder approval if required); recommending director compensation to the Board; monitoring director and executive stock ownership; and annually evaluating its charter.

The Compensation Committee charter provides that the Compensation Committee may delegate any of its duties and responsibilities to a subcommittee of the Compensation Committee consisting of not less than two members of the Compensation Committee. No such delegation of duties and responsibilities occurred in 2022. In addition, the Compensation Committee may delegate to one or more individuals the administration of equity incentive or employee benefit plans, unless otherwise prohibited by law or applicable stock exchange rules. Any such delegation may be revoked by the Compensation Committee at any time.

A current copy of the charter for the Compensation Committee is available under the "Investors" tab of DXP’s website at http://www.dxpe.com.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 23

Nominating and Governance Committee

The Nominating and Governance Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to shareholder concerns regarding corporate governance. Other specific duties and responsibilities of the Nominating and Governance Committee include: annually assessing the size and composition of the Board; developing membership qualifications for Board committees; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; coordinating and assisting management and the Board in recruiting new members to the Board; annually, and together with the Chairman of the Compensation Committee, evaluating the performance of the Chairman of the Board and Chief Executive Officer and presenting the results of the review to the Board and to the Chairman of the Board and Chief Executive Officer; reviewing and recommending proposed changes to DXP’s charter or bylaws and Board committee charters; recommending Board committee assignments; reviewing governance-related shareholder proposals and recommending Board responses; and conducting a preliminary review of director independence and the financial literacy and expertise of Audit Committee members.

A current copy of the charter for the Nominating and Governance Committee is available under the "Investors" tab of DXP’s website at http://www.dxpe.com.

Consideration of Shareholder Recommendations

The policy of the Nominating and Governance Committee is to consider properly submitted shareholder recommendations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such recommendations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Director Qualifications.” Any shareholder recommendations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for board membership and should be addressed to:

Corporate Secretary
DXP Enterprises, Inc.
5301 Hollister St.
Houston, Texas 77040

Director Qualifications

Members of the Board should have the highest professional and personal ethics and values, consistent with longstanding DXP values and standards. They should have broad experience at the policy-making level in business, government, education or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform all director duties responsibly. The Nominating and Governance Committee does not have a specific policy regarding diversity and believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experiences, knowledge, attributes and abilities that will allow the Board to fulfill its responsibilities.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 24

Identifying and Evaluating Nominees for Director

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of the Board, the make-up of the board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year. The Nominating and Governance Committee will consider properly submitted shareholder nominations for candidates for the Board as set forth in the Company’s bylaws, and the procedures described in the section entitled “Proposals for Next Annual Meeting” in this proxy statement. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Governance Committee at a regularly scheduled meeting prior to the issuance of the proxy statement for DXP’s Annual Meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Governance Committee. In evaluating such nominations, the Nominating and Governance Committee will seek to achieve a balance of knowledge, experience and capability on the Board.

Executive Sessions

Executive sessions of non-management directors are held at least four times a year. The sessions are scheduled and chaired by the Chair of the Audit Committee. Any non-management director may request that an additional executive session be scheduled.

Communications with the Board

Shareholders may communicate with the Board by submitting an e-mail to the attention of the Board at dxpboardcom@dxpe.com or by mailing correspondence to the Board c/o Human Resources, 5301 Hollister St., Houston, Texas 77040. All such correspondence will be forwarded to the Board. Communications that are intended specifically for non-management directors should be sent to the attention of the Audit Committee. All such correspondence will be forwarded to the Chairman of the Audit Committee, or if unavailable, to the other members of the Audit Committee.

COMMITTEES AND MEETINGS OF THE BOARD

Committees

The Board appoints committees to help carry out its duties. The Board has the following standing committees: Audit, Compensation, and Nominating and Corporate Governance. The following table sets forth the committees of the Board and their members as of the date of this proxy statement, as well as the number of meetings each committee held during 2022:

Director	Audit Committee	Compensation Committee	Nomination/Corporate Governance Committee
David Little	—	—	—
Kent Yee	—	—	—
Timothy Halter	✓	✓	✓
David Patton	✓	†	✓
Joseph R. Mannes	†	✓	✓
Karen Hoffman	✓	✓	†
Number of meetings held in 2022	7	4	4
† - Denotes chair
DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 25

COMPENSATION OF DIRECTORS

We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board and the Compensation Committee are guided by the following principles:

•compensation should fairly pay directors for work required in a company of our size and scope, and differentiate among directors where appropriate to reflect different levels of responsibilities;

•a significant portion of the total compensation should be paid in stock-based awards to align directors' interest with the long-term interests of our shareholders; and

•the structure of the compensation program should be simple and transparent.

Director’s Fees. During 2022, each of our independent directors received a fee of $12,500 for each quarterly board meeting. Our directors who are our employees or otherwise are not independent do not receive any compensation for attending board or committee meetings. Additionally, during fiscal 2021, the Board of Directors engaged Longnecker & Associates to review both directors and executive compensation and pay. Effective, January 1, 2022, it was determined that the board would receive an increase in fees from $3,000 for each quarterly board meeting to $12,500 per quarterly board meeting. The following table summarizes the anual fees in cash for the Board.

Amount
Annual fee	$50,000
Annual fee for Audit Committee Chair	15,000
Annual fee for Compensation Committee Chair	10,000
Annual fee for Nominating & Governance Chair	10,000

 Restricted Stock. In addition to the compensation set forth above, each non-employee director receives restricted stock granted under the 2016 Omnibus Incentive Plan. The number of whole shares granted each July 1 is calculated by dividing $75,000 by the closing price of the Common Stock on such July 1. The fair value of restricted stock awards is measured based upon the closing prices of DXP’s Common Stock on the grant dates and is recognized as compensation expense over the vesting period of the awards.

On July 1, 2022, Mannes, Halter, Patton and Hoffman each received 2,399 shares of restricted stock. The shares of restricted stock vest one year on the anniversary of the date of grant.

Indemnification

The Company has entered into indemnification agreements with each of its directors. These agreements require the Company to indemnify such individuals for certain liabilities to which they may become subject as a result of their affiliation with the Company, to the extent permitted by applicable law.

Other Items

The Company reimburses all directors for reasonable travel expenses incurred when attending Board and committee meetings.

The table below summarizes the compensation paid by the Company to our Directors, other than Mr. Little and Mr. Yee, for the fiscal year ended December 31, 2022.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 26

FY2022 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph R. Mannes	65,000	75,000	—	—	—	—	140,000
Timothy Halter	60,000	75,000	—	—	—	—	135,000
David Patton	60,000	75,000	—	—	—	—	135,000
Karen Hoffman	50,000	75,000	—	—	—	—	125,000

(1) The amounts shown in the Stock Awards column reflect the full grant date fair value of restricted stock awards (“RSA”) awarded in 2022, calculated pursuant to FASB ASC Topic 718. See also Note 12, Share-Based Compensation, to our audited financial statements included in our annual report on form 10-K for the year ended December 31, 2022 filed with the SEC on April 17, 2023. Halter, Patton, Mannes and Hoffman, have 47,055, 19,557, 10,677 and 2,399 RSAs outstanding, respectively, as of December 31, 2022.

Code of Conduct and Code of Ethics for Senior Financial Officers

DXP has adopted a code of conduct for directors, officers (including DXP’s principal executive officer, principal financial and accounting officer and controller) and employees. Also, DXP has adopted a code of ethics for senior financial officers which includes executive financial officers (including DXP’s principal executive officer, principal financial and accounting officer and controller) and key financial managers. The Code of Conduct and Code of Ethics for Senior Financial Officers are available on DXP’s website at http://ir.dxpe.com/corporate-governance/governance-documents/default.aspx. DXP intends to post amendments to or waivers (to the extent applicable to DXP’s principal executive officer, principal financial officer or controller, or persons performing similar functions), if any, from its Code of Ethics for Senior Financial Officers at the same location on the DXP website.

Policy Regarding Restricted Transactions

Our directors and executive officers are prohibited from engaging in speculative transactions in Company securities, such as trading in puts and calls, or selling securities short. We have adopted a pledging limitation policy for our directors and executive officers restricting directors and executive officers from pledging shares of the Company and holding shares of the Company in margin accounts. Directors and executive officers of the Company may pledge shares or hold shares in margin accounts so long as all of the following policy requirements are met: (i) prior to pledging shares or holding shares in a margin account such director or executive officer shall obtain approval from the Chief Financial Officer, and (ii) in no event shall the total number of shares collectively pledged by our directors and executive officers exceed 10% of the Company’s total outstanding Common Stock.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 21, 2023 with respect to (i) persons known to DXP to be beneficial holders of five percent or more of the outstanding shares of either Common Stock, Series A Preferred Stock or Series B Preferred Stock, (ii) named executive officers, directors and director nominees of DXP and (iii) all executive officers and directors of DXP as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power, as applicable, over the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock listed below. We calculated the percentage of shares outstanding based on 17,360,980 shares of Common Stock, 1,122 shares of Series A Preferred Stock, and 15,000 shares of Series B Preferred Stock outstanding as of April 21, 2023. In accordance with SEC regulations, we also include shares issuable upon exercise of options or settlement of restricted stock units (“RSUs”) or other derivative securities that are vested or exercisable, or will become vested or exercisable, within 60 days of April 21, 2023 (the “table date”). Those shares are deemed to be outstanding and beneficially owned by the person holding such option, RSU or other derivative security for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 28

NAME OF BENEFICIAL OWNER (1)	COMMON STOCK	%	SERIES A PREFERRED STOCK	%	SERIES B PREFERRED STOCK	%
David R. Little	1,443,865	8.3%	—	—	—	—%
Nick Little	849,451	4.9%	—	—	5,000	33.33%
Paz Maestas	651,723	3.8%	—	—	5,000	33.33%
Todd Hamlin	34,761	*	—	—	—	—%
John Jeffery	31,108	*	—	—	—	—%
Kent Yee	68,705	*	—	—	—	—%
Chris Gregory	27,254	*	—		—	—%
Timothy P. Halter, Director	47,055	*	—	—	—	—%
David Patton, Director	19,557	*	—	—	—	—%
Joseph R. Mannes, Director	10,677	*	—	—	—	—%
Other beneficial ownersI2)	643,071	*	—	—	5,000	33.34%
All executive officers and, directors as a group (14 persons)	3,838,838	22.1%	—	—	15,000	100.00%

BlackRock, Inc. (3)	2,614,485	15.1%	—	—	—	—%
Nantahala Capital Management, LLC (4)	338,090	1.9%	—	—	—	—%
Dimensional Fund Advisors LP (5)	943,350	5.4%	—	—	—	—%
The Vanguard Group (6)	1,080,817	6.2%	—	—	—	—%
American Century Investment Management Inc (7)	1,225,453	7.1%	—	—	—	—%

Outstanding Series A Preferred Shareholders	—	—%	1,122	100%	—	—%
*Less than 1%

(1)The address for all listed beneficial owners is 5301 Hollister St., Houston, Texas 77040, unless otherwise noted.
(2)Includes Chief Accounting Officer, Controller and other material related parties.
(3)Based solely on a Schedule 13G/A filed with the SEC on January 26, 2023, BlackRock, Inc. and its subsidiaries have sole voting power with respect to 2,580,204 shares and sole dispositive power with respect to 2,614,485 shares. The address for BlackRock, Inc., is 55 East 52nd Street, New York, NY 10055.
(4)Based solely on a Schedule 13G/A filed with the SEC on February 14, 2023, Nantahala Capital Management, LLC.has shared voting and dispositive power with respect to 338,090 shares, that Nantahala Capital Management, LLC shares with each of Messrs. Harkey and Mack, its managing members. The address for Nantahala Capital Management, LLC. is 130 Main St, New Canaan, CT 06840.
(5)Based solely on a Schedule 13G/A filed with the SEC on February 10, 2023, Dimensional Fund Advisors LP has sole voting power with respect to 919,007 shares and sole dispositive power with respect to 943,350 shares. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(6) Based solely on a Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group has shared voting power with respect to 13,750 shares, sole dispositive power with respect to 1,053,663 shares and shared dispositive power with respect to 27,154 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(7) Based on a Schedule 13G/A filed with the SEC on February 8, 2023, (i) American Century Capital Portfolio, Inc. has sole voting and dispositive power with respect to 920,000 shares, (ii) American Century Investment Management, Inc. has sole voting power with respect to 1,201,737 of these shares and, sole dispositive power with respect to 1,225,453 shares, (iii) American Century Companies, Inc. has sole voting power with respect to 1,201,737 shares and sole dispositive power with respect to 1,225,453 shares, and (iv) Stowers Institute for Medical Research has sole voting power with respect to 1,201,737 shares and sole dispositive power with respect to 1,225,453 shares. American Century Companies, Inc. (“ACC”) is controlled by the Stowers Institute for Medical Research, that is a beneficial owner of these shares. American Century Investment Management, Inc. is a wholly-owned subsidiary of ACC. The address for The American Century Investment Management, Inc. is 4500 Main Street, Kansas City, MO 64111.
(8) The last known addresses for Donald Tefertilla, Norman O. Schenk, Charles Jacob and Ernest E. Herbert are 4425 Congressional Drive, Corpus Christi Texas 78413, 4415 Waynesboro, Houston, Texas 77035, P.O. Box 57, Kenner, Louisiana 70062 and 320 Time Saver Avenue, Harahan, LA 70123, respectively.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 29

PROPOSAL 2: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS ("Say-on-Pay")

As required pursuant to Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), the Company is providing stockholders with an advisory (non-binding) vote to approve the compensation paid to our named executive officers (“NEOs”) as disclosed in this proxy statement. This advisory vote is commonly known as a ‘‘Say-on-Pay’’ vote. We currently hold a Say-on-Pay vote on an annual basis, and our next Say-on-Pay vote is expected to occur in 2023.

The Board recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of linking pay to executive performance and levels of responsibility, encouraging our executive officers to remain focused on both short-term and long-term financial and strategic goals of the Company, and aligning the interests of our executive officers with the interests of our stockholders by linking executive performance to stockholder value.

At the 2022 Annual Meeting of Stockholders (“2022 Annual Meeting”), over 97% of the votes cast were voted in favor of the Say-on-Pay resolution at the 2022 Annual Meeting.

Considering the strong level of support expressed by our shareholders for the executive compensation program for our then NEOs, the Compensation Committee decided to continue to apply the same guiding philosophy and principles to subsequent decisions regarding NEO compensation. However, the Committee did decide to engage independent consultants to determine if there were areas to improve and as such there were some changes made to the 2021 NEO programs, as in the Compensation Discussion and Analysis section below. The Compensation Committee also continues to monitor voting policy changes adopted by our institutional stockholders and their advisors, and expect to continue to take those voting policies into account when considering changes to our executive compensation program.

At the Annual Meeting, the shareholders will vote on a non-binding, advisory resolution regarding the compensation of our NEOs. Our NEOs for the 2022 fiscal year were:

•David Little, President and Chief Executive Officer
•Kent Yee, Senior Vice President, Chief Financial Officer and Secretary
•Nick Little, Senior Vice President, Chief Operating Officer
•Paz Maestas, Senior Vice President/Chief Marketing & Technology Officer
•Chris Gregory, Senior Vice President, Chief Information Officer
Say-On-Pay Voting

We believe that our compensation policies and procedures are competitive, focused on pay-for-performance and strongly align with the long-term interests of our shareholders. This advisory shareholder vote, commonly known as “Say-on-Pay,” gives you as a shareholder the opportunity to express approval or withhold approval of the compensation we pay our named executive officers through voting for or against the following resolution:

“Resolved, that the shareholders approve the compensation of the Company’s named executive officers as disclosed in DXP’s 2023 proxy statement, which includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussion.”

The Company and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under the heading “Compensation Discussion and Analysis” in this proxy statement. As always, the Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

Shareholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement for a detailed discussion of our executive compensation program.

Because your vote is advisory, it will not be binding upon DXP or our Board. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. The Company conducts such “Say-on-Pay” votes on an annual basis, the next of which will occur at the 2024 Annual Meeting of Shareholders.
DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 30

This proposal must be approved by the affirmative vote of the holders of shares representing at least a majority of the shares entitled to vote at the meeting and represented at the meeting, by person or proxy, by the holders of our Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a single class. Abstentions with respect to the approval of this proposal will have the effect of a vote against this proposal. Broker non-votes will not be treated as shares that are represented at the meeting for the purposes of this proposal and will have no effect on this proposal.

Board Recommendation

☑ Our Board recommends that you vote "FOR" the resolution to approve, on an advisory basis, the compensation of DXP's named executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is composed of Timothy Halter, Joseph R. Mannes, David Patton and Karen Hoffman. The purpose of the Compensation Committee is to review, approve and make recommendations to the Board on matters regarding the compensation of officers, directors, employees, consultants and agents of DXP and act as the administrative committee for any incentive compensation plans and equity-based plans of DXP. The Compensation Committee makes its compensation decisions based upon its own research and analysis, with input from the principal executive officer or chief executive officer other than with respect to his own compensation. The Compensation Committee has the authority to obtain advice and assistance from, and receive appropriate funding from DXP for, compensation consultants, legal, accounting and other advisors as the Compensation Committee deems necessary to carry out its duties. The Compensation Committee engaged an independent consultant to review NEO pay starting in 2021 and continued into fiscal 2022 . As such, the Committee engaged Longnecker & Associates to review pay for fiscal 2021 with continued consulting into fiscal 2022. Please note that Longnecker & Associates was acquired by NFP Compensation Consulting in 2017 and rebranded in the fall of 2022.

Introduction
This Compensation Discussion and Analysis has been prepared by our management and reviewed by the Compensation Committee of our Board of Directors. This discussion provides information and context regarding the compensation paid to our Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers in 2022, all of whom are collectively referred to as the "Named Executive Officers" or "NEOs".

The Company's executive compensation policies are designed to provide aggregate compensation opportunities for our executives that are competitive in the business marketplace and that are based upon Company and individual performance. Our foremost objectives are:

•aligning executive pay and benefits with the performance of the Company and shareholder returns while fostering a culture of highly ethical standards, teamwork, longevity with the Company, integrity, and
•attracting, motivating, rewarding, and retaining the broad-based management talent required to achieve corporate objectives.

Compensation Philosophy and Objectives

We have adopted a basic philosophy and practice of offering market competitive compensation that is designed to attract, retain and motivate a highly-qualified executive management team. With respect to our principal executive officer, principal financial officer and the other three most highly-compensated executive officers (collectively referred to as the “Named Executives”), this discussion describes our compensation philosophy and objectives, the methodologies used for establishing the compensation programs for the Named Executives and the policies and practices to administer such programs.

The Compensation Committee is comprised entirely of non-employee directors. In addition to offering market competitive compensation programs, we place significant emphasis on pay for results where the primary goal is to motivate executive management to achieve the business and strategic objectives that drive shareholder value. Our executive compensation programs have been designed to achieve the following objectives:

•attract and retain talented and experienced executives by offering market competitive compensation;
•encourage teamwork and support a pay-for-results policy; and
DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 31

•motivate key executives to achieve strategic business initiatives and to reward them for their achievements.

In pursuit of these objectives, the Compensation Committee believes that the compensation packages provided to the Named Executives should include both base salary and incentive compensation, with an emphasis on pay that is based on DXP’s performance.

Best Compensation Practices and Policies

What We Do		What We Do Not Do
✓	Heavy emphasis on variable compensation	✗	No guaranteed salary increases or incentive guarantees
✓	Balance of short-term and long-term compensation to discourage short-term thinking and risk taking	✗	No employment contracts containing multi-year guarantees for salary increases, bonuses or equity compensation
✓	Meaningful quantitative goals for performance-based annual and long-term compensation	✗	No discretionary incentives
✓	Annual say-on-pay advisory vote	✗	We do not allow tax gross-ups
✓	We seek independent advice through compensation consultants	✗	No overlapping performance metrics between short-term and long-term incentive programs
✓	We have an ongoing shareholder outreach effort	✗	No long-term incentive compensation is paid in cash

Pay for Performance and Corporate Strategy

We have aligned our executive compensation programs with our long-term strategy. Actions taken to achieve the performance compensation measures are creating long-term value for our shareholders and other stakeholders.

Our Strategy: Grow Revenue, Leverage Scale, and Invest Capital
Role of the Independent Consultant

Engagement of NFP Consulting ("NFP") (formerly referred to as Longnecker & Associates (“Longnecker”))
The Committee retained the services of NFP, an external independent executive compensation consultant, to assist the Committee in its review of executive compensation practices, including the competitiveness of pay levels, program design, market trends, and technical considerations.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 32

Pursuant to SEC rules, the Committee has assessed the independence of NFP and, in 2021, the Committee concluded that no conflict of interest exists that would prevent Longnecker from providing independent advice to the Committee. Longnecker does not provide any consulting advice to the Company, or any of its subsidiaries, outside the scope of executive compensation and will not do so without the prior consent of the Committee chair. NFP met with the Committee chair and the Committee outside the presence of management.

Market Compensation Data Analysis

In general, NFP provided the Company with external pay comparison data. The Committee recognizes that over-reliance on external comparisons can be of concern, and the Committee is mindful of the value and limitations of comparative data. Therefore, although the Committee used comparative data provided by NFP as one input in making certain of its NEO compensation decisions, such data is not the primary factor in the decision-making process.

In determining compensation opportunities for NEOs in 2021 and 2022, the Committee considered peer group data (based on the companies discussed below) for select executive positions as a primary market reference point. As a secondary market reference point, the Committee reviewed pay levels from similarly sized revenue companies disclosed in published surveys. We did not select the constituent companies comprising the survey group, and the component companies’ identities were not a material factor in the applicable compensation analysis. The market information is considered a reference point rather than policy for reviewing competitiveness.

The Committee used this competitive market assessment as only one factor in its compensation decisions; the Committee also considered other factors including, but not limited to, each NEO’s time in their particular role, historical performance and, to a lesser extent, internal equity considerations.

Key Recent Changes to Executive Compensation Program

DXP’s Compensation Committee regularly reviews our executive compensation program with a view toward continuous improvement and consideration of investor feedback. In recent years, the Committee has enhanced the program to reinforce the already-strong linkages (1) between pay and performance, (2) between the interests of our shareholders and the interests of our executive officers, and (3) between the Company’s strategic plan and executive compensation program. These improvements have included the introduction of a long-term incentive compensation program.

The Committee has enhanced our executive compensation program over the last several years to reinforce our performance-oriented culture and expects to continue to improve the program as appropriate, but also believes that consistent use of best-practice designs is important in effectively communicating key messages to our executives. As a result, the Committee does not revise the program to align with emerging trends unless it sees a clear business rationale for DXP.

Methodologies for Establishing Compensation

In determining the appropriate compensation levels for our Chief Executive Officer, the Compensation Committee meets outside the presence of all of our executive officers. With respect to the compensation levels of all other Named Executives, the Compensation Committee meets with our Chief Executive Officer who makes recommendations to the committee regarding the compensation of the other Named Executives.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 33

What We Pay and Why: Overview of Key 2022 Program Elements

Element	Nature	Description	Why We Provide It
Base Salary	Cash	Fixed compensation component payable in cash; reviewed annually and subject to adjustment	Attract and retain executive talent by paying competitive base compensation for expected levels of day-to-day performance

Short-Term Bonus Incentive	Cash (variable)	STBI paid in cash based on performance against annually established goals, as determined by the Committee	Align NEO performance with the Company's near-term financial objectives

Long-Term Incentive Award	Stock (variable)	LTI equity awards include performance-based restricted stock awards that vest over three years	Aligns the interest of NEOs and stockholders by incentivizing achievement of long-term performance goals and encouraging retention

Total Direct Compensation Pay Components

The graphs display the CEO's and other NEO's mix of total direct compensation, with each component expressed as a percentage of total direct compensation.

In 2022, approximately 77% OF OUR CEO'S compensation and approximately 71% of our other NEOs' compensation was performance based.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 34

Compensation Elements Link to Shareholder Value

Component	Description	Link to Shareholder Vote	How We Determine Amount
Annual Base Salary	Fixed cash element of compensation established within a competitive range of benchmark pay levels.	Serves to attract and retain executive talent capable of driving superior performance.	We consider individual performance, oversight responsibility, and competitive benchmarking.
Annual Performance-Based Incentive Compensation	Performance–based element of compensation tied to the attainment of performance measures, which is paid in cash.	Rewards the achievement of short-term financial and operational objectives we believe are primary drivers of long-term shareholder value.	The Compensation Committee establishes performance metrics that will drive the current performance of the Company and enhance shareholder value. The 2022 measures included:
•Normalized Earnings Per Share
•Normalized EBITDA

Long-Term Incentive Compensation	Restricted Stock – awards are made in March each year at the same time as the restricted stock grants and vest at a rate of 1/3 per year.	Supports the retention of key executive and management talent and fosters a culture of ownership.	The Compensation Committee considers several factors in determining the total long-term incentive compensation including peer comparable pay, the individual performance of each NEO, the job responsibilities of each NEO, and the overall Company performance in light of the current economic environment. Once the total target value is established for each NEO, we calculate and grant to the NEO the number of shares of restricted stock.

Compensation for CEO and Named Executive Officers

The Compensation Committee carefully considers the recommendations of the Chief Executive Officer when making decisions on setting base salary and granting awards under the incentive cash bonus plan to other Named Executives. The Compensation Committee determines equity incentive awards for each Named Executive on a case by case basis. In making compensation determinations, the Compensation Committee acts on the recommendations of the Chief Executive Officer, with modifications as deemed appropriate by the Compensation Committee, for Named Executives other than the Chief Executive Officer. The Compensation Committee determines each element of compensation for the Chief Executive officer and the other Named Executives.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 35

For the fiscal year ended December 31, 2022, the elements of the Chief Executive Officer and Named Executive Officers compensation plans included:

•Base salary;
•Short-Term Annual Bonus incentive;
•Long-Term Incentive equity awards; and
•Broad-based benefits programs.

Annual Base Salary

We target the base salary levels of our CEO and Named Executive Officers within a competitive range of benchmark pay levels defined in the competitive benchmarking analysis performed by NFP, as mentioned on page 33. We believe these levels are appropriate to motivate and retain our CEO and NEOs, who each have leadership talents and business expertise that make them attractive to other companies. In addition, when adjusting salaries, we may also consider the individual performance of the executive. In the fourth quarter of fiscal 2021, the Compensation Committee made the adjustments reflected below based on consideration of benchmark pay levels for each executive and in recognition of the officers strong performance.

	2022 Salary	2021 Salary	$ Change	% Change
David Little	$700,000	$700,000	$—	—%
Kent Yee	200,000	174,615	25,385	14.5%
Nick Little	200,000	174,615	25,385	14.5%
Paz Maestas	200,000	174,615	25,385	14.5%
Chris Gregory	200,000	174,615	25,385	14.5%

The Compensation Committee establishes the base salary of each Named Executive based on consideration of the individual’s performance and experience, Company performance and internal equitable considerations to support teamwork. The Compensation Committee considers the recommendations of our Chief Executive Officer in determining the appropriate base salary levels for the Named Executives, other than the Chief Executive Officer. The Compensation Committee considers the compensation of the Chief Executive Officers of other comparable publicly-held companies in determining the appropriate base salary for our Chief Executive Officer. Although the Compensation Committee believes that competitive base salaries are necessary to attract and retain a highly-qualified executive team, it believes that a significant portion of executive compensation should be based on a pay-for-results model.

Short-Term Annual Bonus Incentive

Under the terms of the employment agreement with our Chief Executive Officer, he is entitled to receive a bonus of 5% of our profit before income tax, which is determined and paid on a quarterly basis and capped at 2x the CEOs base salary. The Compensation Committee can decide to pay all or a portion of this bonus in the form of cash or stock. The determination of whether the bonus is to be paid in cash or shares is to be made prior to the date on which the amount of the bonus is determined. If shares will be issued, the number of shares is determined by dividing the portion of the bonus to be paid by the closing price of a share of our Common Stock on the last day of the period for which the bonus was earned, rounded up to the nearest whole share. For 2020, 2021 and 2022, all incentive cash bonuses were paid in cash.

At the beginning of each year, our Chief Executive Officer makes a recommendation to the Compensation Committee, which the Committee reviews and approves, regarding whether our other Named Executives will receive an incentive cash bonus and, if so, how the incentive cash bonus will be calculated. For 2022, the Named Executives were eligible for a cash bonus. The cash bonus was calculated by multiplying our profit before income tax by two percentages. Profit before income tax, up to a maintenance amount (which was $44 million for 2022), was multiplied by a percentage referred to as the Maintenance Incentive Factor (which ranged on a sliding scale from 0% to a maximum of 1.33%). Profit before income tax above the maintenance amount was multiplied by a higher percentage referred to as the Growth Incentive Factor (which ranged on a sliding scale from 0% to a maximum of 4.00%). The 2022 cash bonus payout was capped at a base Growth Incentive Factor of 1.5% for Messrs. Little and Yee and 1.25% for Messrs. Maestas and Gregory.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 36

	2022 Annual Cash	2021 Annual Cash
	Bonus Award Received	Bonus Award Received
	(% of Base Salary)	(% of Base Salary)
David Little	200.0%	137.0%
Kent Yee	150.0%	57.3%
Nick Little	150.0%	57.3%
Paz Maestas	125.0%	53.4%
Chris Gregory	125.0%	53.4%

See “2022 Summary Compensation Table — Non-Equity Incentive Plan Compensation” below for more details.

Long-Term Incentive Equity Award Changes Starting in 2021

For fiscal 2021, the Compensation Committee revised the Long-Term Incentive equity award for the CEO and NEOs after consultation and based upon the review with NFP. The Committee determined for fiscal 2021 that the CEO and NEO's would have a target long-term grant award based upon achieving a target EBITDA for 2021 that was paid out based upon achieving a percentage of the target with a threshold amount established at 70% of target. Similarly, in fiscal 2022, the CEO and NEO had a target long-term grant award based upon achieving a target EBITDA for fiscal 2022 of $81 million or growing 14% over fiscal 2021.

The diagram below illustrates the annual long-term incentive award opportunities that the Compensation Committee determined for the Company's NEOs.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 37

Below is the chart with the target and the established threshold percentage:

Threshold	Payout Percentage
70% of target	50%
80% of target	75%
90% of target	90%
98% of target	100%
105% of target	110%
115% of target	125%
125% of target	150%
135% of target	200%

All of these awards are granted pursuant to the 2016 Omnibus Incentive Plan.

Other Equity-Based Compensation

The Compensation Committee also determines whether grants of equity-based compensation will be given to the other Named Executives each year based on the performance of the Company as a whole, the performance of the business unit for which the Named Executive is responsible and the contribution that the Named Executive made to the Company, together with a recommendation of our Chief Executive Officer. The equity-based compensation awarded to the Named Executives is determined by the Compensation Committee on a case-by-case basis and granted under the Company’s 2016 Omnibus Incentive Plan. See “Grants of plan-based awards" below for more details.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Members of the Compensation Committee:
Timothy P. Halter (Chairman)
David Patton
Joseph R. Mannes
Karen Hoffman

Broad-Based Benefits Programs

Broad-based benefits, which are available to all employees, include health, dental, disability and life insurance, paid vacation time and company contributions to a 401(k) profit-sharing retirement plan. These benefits are provided in accordance with practices within the marketplace and, we believe, are a necessary element of compensation in attracting and retaining employees.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 38

Executive Employment Agreements

DXP entered into an employment agreement effective January 1, 2004, as amended, with Mr. Little. The agreement was for an initial term of three years, renewable annually for a term to extend three years from such renewal date. The agreement provides for compensation of a minimum amount of $448,000 per year, to be reviewed at least annually for possible increases, monthly bonuses equal to 5% of the profit before tax of DXP as shown on the books and records of DXP at the end of each month and other perquisites in accordance with DXP policy (the Company computes and pays this bonus on a quarterly basis). The aggregate of the monthly bonuses in any calendar year must not exceed twice his annual base salary. In the event Mr. Little terminates his employment for “Good Reason” (as defined in the employment agreement), or is terminated by the Company for other than “Good Cause” (as defined in the employment agreement), Mr. Little would receive a cash lump-sum payment equal to the sum of (i) the base salary for the remainder of the employment period under the agreement, (ii) an amount equal to the sum of the most recent 12 months of bonus paid to him, (iii) two times the sum of his current annual base salary plus the total of the most recent 12 months of bonuses, (iv) all compensation previously deferred and any accrued interest thereon, and any accrued vacation pay not yet paid by the Company, and (v) continuation of benefits under the Company’s benefit plans for the current employment period. Mr. Little is also entitled under the agreement to certain gross-up payments if an excise tax is imposed pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, which imposes an excise tax on certain severance payments in excess of three times an annualized compensation amount following certain changes in control or any payment of distribution made to him. In the event of Mr. Little’s death while employed by DXP, his estate will receive Mr. Little’s base salary in equal bi-weekly installments for a period of twenty-four months after the month of his death. In 2019, the Compensation Committee increased Mr. Little’s base salary from $600,000 to $700,000.

Potential Payments Upon Termination or Change of Control

None of our Named Executives, other than Mr. Little is entitled to any payments from the Company in the event his employment by the Company terminates as a result of death or disability, or as the result of the voluntary or involuntary termination of his employment. None of our Named Executives are entitled to any payments upon a change of control of the Company pursuant to an employment agreement; however, acceleration of vesting events may occur in conjunction with our 2016 Omnibus Incentive Plan.

Mr. Little is not entitled to any payments from the Company in the event his employment by the Company terminates as a result of his voluntary termination other than for “Good Reason” (as defined in his employment agreement) or his involuntary termination by the Company for “Good Cause” (as defined in his employment agreement). In the event that the Company had terminated Mr. Little’s employment without “Good Cause” or he had voluntarily terminated with “Good Reason” on December 31, 2022, Mr. Little would have been entitled to a lump-sum severance payment of $7,700,001 and continuation of healthcare benefits and social club dues having a value of $241,934 for a total value of $7,941,935. In the event of Mr. Little’s death, his estate will receive Mr. Little’s base salary in equal bi-weekly installments for a period of twenty-four months after the month of his death. In the event Mr. Little had died on December 31, 2022, his family would have been entitled to payments totaling $1,400,000.

Internal Revenue Code Limits on Deduction of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallowed a tax deduction to public corporations for compensation paid in excess of $1,000,000 for any fiscal year to the corporation’s chief executive officer and three other most highly compensated executive officers as of the end of any fiscal year (other than the Chief Financial Officer).

Administrative Policies and Practices

In administering the compensation programs of the Named Executives, the Compensation Committee meets at least four times a year in conjunction with regularly scheduled Board meetings. The Compensation Committee also meets telephonically to discuss special items (such as the payment of special bonuses). The Compensation Committee members regularly confer with our chief executive officer on matters regarding the compensation of the Named Executives, other than the chief executive officer, and other executive officers.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 39

Hedging Policy

Our directors and executive officers are prohibited from engaging in speculative transactions in Company securities, such as trading in puts and calls, or selling securities short. See “Corporate Governance and Other Board Matters — Policy Regarding Restricted Transactions” above for more details.

Influence of Say-on-Pay Results on Executive Compensation Decisions

The Compensation Committee is attentive to the outcome of the shareholder “Say on Pay” vote. At the Company’s 2022 annual shareholder meeting, the holders of 15,656,853 shares of common stock cast votes for approval of the proposal and the holders of 344,849 shares of common stock cast votes against approval of the proposal, with 13,441 abstaining. In addition, all shares of Series A Preferred Stock and Series B Preferred Stock that cast votes at the 2022 annual shareholder meeting cast votes for approval of the proposal. As the Company already holds annual “Say-on-Pay” votes, the Compensation Committee did not change any practices or programs as a result of the 2022 meeting’s “Say on Pay” vote outcome.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2022, the members of our Compensation Committee were Messrs. Mannes, Halter, Patton and Hoffman. No member of the Compensation Committee (a) was an officer or employee of the Company during 2022, (b) was formerly an officer of the Company, or (c) had any relationship that required disclosure under the section titled “Certain Relationships and Related Person Transactions.”

In addition, during the year ended December 31, 2022, none of our executive officers served as (a) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (b) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (c) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of the Company.
DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 40

EXECUTIVE OFFICERS

The following section sets forth the names and background of the executive officers.

Background of Executive Officers

NAME	POSITION	AGE
David R. Little	Chairman of the Board, President and Chief Executive Officer	71
Kent Yee	Senior Vice President/Chief Financial Officer	48
Nick Little	Senior Vice President/Chief Operating Officer	41
Paz Maestas	Senior Vice President/Chief Marketing & Technology Officer	43
David C. Vinson	Senior Vice President/Innovative Pumping Solutions	72
John J. Jeffery	Senior Vice President/Supply Chain Services	55
Todd Hamlin	Senior Vice President/Sales	51
Chris Gregory	Senior Vice President/Chief Information Officer	49

David R. Little. Mr. Little’s biography is provided under “Information Regarding Board Nominees and Directors” above.

Kent Yee. Mr. Yee's biography is provided under "Information Regarding Board Nominees and Directors" above.

Nick Little. Mr. Little was appointed Senior Vice President/Chief Operating Officer in January 2021. Mr. Little began his career with DXP nearly twenty years ago as an application engineer. During his tenure at DXP, Mr. Little has held various roles of increasing responsibility including outside sales, Director of Operations and more recently as the Regional Vice President of Sales and Operations. As Chief Operating Officer, Mr. Little is responsible for the execution of the strategic direction of the Company and oversees sales, operations and inventory management & procurement of DXP. He holds a Bachelor of Business Administration in Finance from Baylor University.

Chris Gregory. Mr. Gregory was appointed Senior Vice President and Chief Information Officer in March of 2018. Mr. Gregory joined the Company in August 2006. From December 2014 until January 2018 he served as Vice President of IT Strategic Solutions. Prior to serving as Vice President of IT Strategic Solutions he served in various roles, including application developer, database manager as well as leading the business intelligence and application development departments. He holds a Bachelor of Business Administration and Computer Information Systems from the University of Houston and an MBA from The University of Texas at Austin, McCombs School of Business.

Paz Maestas. Mr. Maestas was appointed Senior Vice President/Chief Marketing and Technology Officer in January 2021. Mr. Maestas has been with DXP since 2002 and leads the Company's e-Commerce and Omni-Channel initiatives. In his 20 years with DXP, he has served in various roles and most recently as Vice President of Marketing and Operations. He holds a Bachelor of Science from the University of Texas at Austin.

David C. Vinson. Mr. Vinson was appointed Senior Vice President/Innovative Pumping Solutions in January 2006. He served as Senior Vice President/Operations of DXP from October 2000 to December 2005. From 1996 until October 2000, Mr. Vinson served as Vice President/Traffic, Logistics and Inventory. Mr. Vinson has served in various capacities with DXP since his employment in 1981.

John J. Jeffery. Mr. Jeffery was appointed Senior Vice President of Supply Chain Services in May 2010. He oversees the strategic direction for the Supply Chain Services business unit driving innovative business development initiatives for organizational growth and visibility. He began his career with T.L. Walker, which was later acquired by DXP in 1991. During his tenure with DXP, Mr. Jeffery has served in various significant capacities including branch, area, regional and national sales management as well as sales, marketing, information technology and Service Center vice president roles. He holds a Bachelor of Science in Industrial Distribution from Texas A&M University and is also a graduate of the Executive Business Program at Rice University.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 41

Todd Hamlin. Mr. Hamlin was appointed Senior Vice President of DXP Service Centers in June of 2010. Mr. Hamlin joined the Company in 1995. From February 2006 until June 2010 he served as Regional Vice President of the Gulf Coast Region. Prior to serving as Regional Vice President of the Gulf Coast Region he served in various capacities, including application engineer, product specialist and sales representative. From April 2005 through February 2006, Mr. Hamlin worked as a sales manager for the UPS Supply Chain Services division of United Parcel Service, Inc. He holds a Bachelor’s of Science in Industrial Distribution from Texas A&M University and a Master in Distribution from Texas A&M University. Mr. Hamlin serves on the Advisory Board for Texas A&M’s Master in Distribution degree program. In 2014, Mr. Hamlin was elected to the Bearing Specialists Association’s Board of Directors.

All officers of DXP hold office until the regular meeting of the Board following the Annual Meeting and until their respective successors are duly elected and qualified or their earlier resignation or removal.

2022 SUMMARY COMPENSATION TABLE

The following table shows the compensation earned by the Company and its subsidiaries for the years ended December 31, 2022, 2021, and 2020 to the Named Executives.

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non- Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
David R. Little President and CEO	2022	700,000	1,214,987	1,400,000	102,956	3,417,943
	2021	700,000	643,230	959,125	78,082	2,380,437
	2020	700,000	383,265	890,584	146,631	2,120,480
Kent Yee, Senior VP and CFO	2022	200,000	500,000	300,000	8,890	1,008,890
	2021	174,615	130,853	100,000	5,106	410,574
	2020	170,000	16,956	66,794	9,742	263,492
Nick Little, Senior VP and COO	2022	200,000	315,003	300,000	10,386	825,389
	2021	174,615	96,750	100,000	10,302	381,667
	2020	170,000	—	66,794	4,932	241,726
Paz Maestas, Senior VP, Chief Marketing and Technology Officer	2022	200,000	89,993	250,000	11,914	551,907
	2021	174,615	25,800	93,218	11,722	305,355
	2020	170,000	—	66,794	8,754	245,548
Chris Gregory, Senior VP and CIO	2022	200,000	89,993	250,000	17,989	557,982
	2021	174,615	25,800	93,218	19,198	312,831
	2020	170,000	16,956	44,524	6,513	237,993

(1)The amounts shown in the Stock Awards column reflect the full grant date fair value of restricted stock awards (“RSA”) awarded in 2022, 2021, and 2020, respectively, computed in accordance with applicable accounting guidance, as required by Securities and Exchange Commission regulations. See also Note 12, Share-Based Compensation, to our audited financial statements included in our annual report on form 10-K for the year ended December 31, 2022. The amounts shown in the Stock Awards column reflects shares granted as part of the incentive stock bonus and the other equity based compensation for our Named Executives as described further in Grant of Plan-Based Awards.
(2)Amounts disclosed under “Non-Equity Incentive Plan Compensation” represents bonuses earned during the indicated fiscal year based upon pre-tax income pursuant to DXP’s incentive cash bonus plans, described in Grants of Plan-Based Awards, for services rendered in the indicated fiscal year. Bonus amounts earned are determined and paid quarterly.
(3)Amounts disclosed are derived from the chart "All Other Compensation".

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 42

Amounts disclosed under “All Other Compensation” for 2022 consists of the following:

	ALL OTHER COMPENSATION
	David Little	Kent Yee	Nick Little	Paz Maestas	Chris Gregory
Other Compensation
401((K) Match	$6,100	$6,100	$6,100	$4,114	$4,203
Perquisites:
Personal use of company plane	51,974	—	—	—	—
Personal use of company-owned auto	—	2,790	4,286	—	13,786
Car allowance	—	—	—	7,800	—
Social club dues	44,882	—	—	—	—
TOTAL:	$102,956	$8,890	$10,386	$11,914	$17,989

OUTSTANDING EQUITY AWARDS

The following table sets forth certain information with respect to outstanding equity awards to the Named Executives as of December 31, 2022:

Outstanding Equity Awards at 2022 Fiscal Year End
	Stock Awards
Name	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
David R. Little	4,500 (1)	123,975	—	—
	14,000 (2)	385,700	—	—
	44,850 (3)	1,235,618	—	—
Kent Yee	2,300 (4)	63,365	—	—
	400 (5)	11,020	—	—
	18,457 (3)	508,490	—	—
Nick Little	1,500 (5)	41,325	—	—
	11,628 (3)	320,351	—	—
Paz Maestas	400 (5)	11,020	—	—
	3,322 (3)	91,521	—	—
Chris Gregory	12,000 (6)	330,600	—	—
	400 (5)	11,020	—	—
	3,322 (3)	91,521	—	—

(1) RSAs vest in one equal annual installment ending on March 1, 2023.
(2) RSAs vest in two equal annual installments commencing April 6, 2023 and ending on April 6, 2024.
(3) RSAs vest in three equal annual installments commencing March 31, 2023 and ending on March 31, 2025.
(4) RSAs vest in two equal annual installments commencing March 1, 2023 and ending on March 1, 2024.
(5) RSAs vest in one equal annual installment ending on March 5, 2023.
(6) RSAs vest in seven equal annual installments commencing February 1, 2022 and ending on February 1, 2028.

* The market value of shares of stock is computed by multiplying the closing market price of our stock at the end of the last day of the completed fiscal year by the number of shares of stock set forth to the left of such figure.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 43

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information with respect to option exercises and stock awards that vested during the fiscal year ending December 31, 2022 to the Named Executives.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
David R. Little	—	—	11,500	308,105
Kent Yee	—	—	1,550	44,193
Nick Little	—	—	1,500	44,670
Paz Maestas	—	—	400	11,912
Chris Gregory	—	—	2,400	70,452

(1)Value realized on vesting is calculated by multiplying the closing price of our shares on the NASDAQ on the date of vesting by the number of gross shares that vested on such date, including any shares subsequently withheld in satisfaction of requisite tax withholding.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended December 31, 2022 to the Named Executives.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards : Numbers of Shares of Stock or Units (#)	All Other Stock Awards : Numbers of Securities Underlying Options (#)	Exercise or Base Price of Option Award ($/SH)
		Threshold ($)	Target ($)	Max ($)	Threshold #	Target #	Max #
											Grant Date Fair Value of Stock Awards ($)(3)
David R. Little	3/31/22	—	(2)	—	—	—		44,850	—	—	$1,214,987
Kent Yee	3/31/22	—	(1)	—	—	—		18,457	—	—	500,000
Nick Little	3/31/22	—	(1)	—	—	—		11,628	—	—	315,003
Paz Maestas	3/31/22	—	(1)	—	—	—		3,322	—	—	89,993
Chris Gregory	3/31/22	—	(1)	—	—	—		3,322	—	—	89,993

(1)
For 2022, the Named Executives were eligible for a cash bonus based on the Company’s performance for that year. The actual amount earned by each of the Named Executives for fiscal year ended December 31, 2022 is set forth in the 2022 Summary Compensation Table under the column Non-Equity Incentive Plan Compensation.

(2)	Under the terms of the employment agreement with Mr. Little, he could receive a bonus of 5% of our profit before income tax, which is determined and paid on a quarterly basis, capped at 2x the CEO's base salary. The Compensation Committee can decide to pay all or a portion of this bonus in the form of restricted stock. For 2022, the Compensation Committee decided to pay this bonus in cash. In 2022, the maximum incentive bonus for Mr. Little was $1,400,000, of which he earned $1,400,000 in cash.

(3)
Represents the full grant date fair value of each award computed in accordance with applicable accounting guidance, as required by Securities and Exchange Commission regulations. See also Note 12, Share-based Compensation, to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2022.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 44

CEO PAY RATIO

Pursuant to the Dodd-Frank Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the total annual compensation of the principal executive officer (“PEO”), Mr. Little, to the median employee’s annual total compensation. Our methodology, material assumptions and estimates for the calculation of this ratio is described below.

•The median employee was identified as of December 31, 2022 by calculating the median for total cash compensation for 2022 for all full-time, part-time, seasonal, or temporary employees (excluding our CEO), whether located in the U.S., Canada, or the United Arab Emirates.
•Total cash compensation for each employee is used as our consistently applied compensation measure, and this number is derived from amounts reported in our payroll records. The Company believes that total cash compensation is an appropriate measure to identify the median employee, since the use of long-term equity compensation is not widespread at the Company.
•If a full-time or part-time employee was not employed by the Company for the entirety of the year, an annualized total compensation was calculated for that employee; however, part-time employees were not converted to full-time as part of this annualization.
•After we identified the median employee based on total cash compensation, we calculated the annual total compensation for both Mr. Little and the median employee using the methodology for calculating the total compensation set forth in the Summary Compensation Table (“SCT”) of this proxy statement. Our annual total compensation in 2022 was determined to be $60,491 for our median employee and $3,417,943 for Mr. Little.
•The CEO pay ratio was then calculated by dividing the annual total compensation for Mr. Little by the annual total compensation for the median employee, which yielded the ratio of 57:1. Thus, we estimate that Mr. Little’s 2022 annual total compensation was approximately 57 times that of our median employee.
•
Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive Compensation Actually Paid (“CAP”) and certain financial performance of the Company. For further information concerning the Company's pay-for-performance philosophy and how the Company aligns executive compensation, refer to the "Compensation Discussion and Analysis" starting on page 31.

The following table displays our Named Executive Officer’s compensation relative to the Company’s key performance measures of net income, adjusted EBITDA and returns on a $100 calculated investment in Company stock compared to the Dow Jones U.S Industrial Suppliers Index (DJUSDS), NASDAQ Industrial (^INDS) and S&P 400 (SP400).

Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO (1)	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs (2)	Total Shareholder Return(3)	Peer Group Total Shareholder Return(4)	Net Income(5) (in millions)	Adjusted EBITDA
2022	$3,417,943	$3,586,290	$736,042	$773,910	$79	$162	$48.1	$126.8
2021	2,380,437	2,472,277	352,607	371,171	64	176	16.4	70.2
2020	2,120,480	1,527,282	247,190	100,316	115	134	(29.4)	59.0
(1) Amounts represent compensation actually paid to David Little - Chief Executive Officer.
(2) Amounts represent average compensation actually paid to to Non-CEO NEOs - Kent Yee, Nick Little Paz Maestas and Chris Gregory.
(3) Reflects a $100 calculated as an investment in DXP Enterprises, Inc. from the beginning of the year to the end of the fiscal year.
(4) Reflects a $100 investment in a peer group consisting Dow Jones US Industrial Supplies, NASDAQ Industrial and S&P 400.
(5) Fiscal 2020 Net Income includes the impact of impairments and other charges.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 45

Compensation Actually Paid to CEO	2022	2021	2020
Summary Compensation Table	$3,417,943	$2,380,437	$2,120,480
Deductions for amounts reported under the "Stock Awards" column in the Summary Compensation Table	(1,214,987)	(643,230)	(383,265)
Change in fair value of awards granted during the year that remain unvested as of year-end	1,235,617	534,660	306,855
Increase/(deduction) for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	132,402	79,170	(366,350)
Increase/(deduction) for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during the year	15,315	121,240	(150,438)
Compensation Actually Paid to CEO	$3,586,290	$2,472,277	$1,527,282

Compensation Actually Paid to Other NEOs	2022	2021	2020
Summary Compensation Table	$736,042	$352,607	$247,190
Deductions for amounts reported under the "Stock Awards" column in the Summary Compensation Table	(248,747)	(69,801)	(8,478)
Change in fair value of awards granted during the year that remain unvested as of year-end	252,971	56,330	27,276
Increase/(deduction) for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	28,073	19,929	(134,472)
Increase/(deduction) for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during the year	5,571	12,106	(31,200)
Compensation Actually Paid to NEOs	$773,910	$371,171	$100,316

Financial Performance Measures

The three measures listed below are important financial performance measures used by the Company to link CAP to the CEO and NEOs, for the most recently completed fiscal year, to the Company’s performance. These financial measures are part of our short-term and long-term incentive plan design that reflects the Company’s philosophy to pay for absolute and competitive performance, in alignment with stockholder returns.

The following table sets forth the three principal compensation measures that the Company used to measure the performance of its executive officers, including the NEOs, during 2022.

Key Compensation Performance Measures
Sales growth (year-over-year)
Adjusted EBITDA
Net Income

The following graph shows the relationship between each of adjusted EBITDA and Net Income and compensation actually paid for our PEOs and the average of the other NEOs in each year. Compensation actually paid does not reflect the compensation that the NEOs will ultimately realize as it includes changes in unvested equity value.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 46

Sales Growth, Adjusted EBITDA,& Net Income
Sales Growth, Adjusted EBITDA, & Net Income (in thousands)
$400,000
$200,000
$—
$(200,000)
$(400,000)
Compensation Actually Paid
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$—
2020
2021
2022
PEO
Other NEOs
Sales Growth
Adjusted EBITDA
Net Income

PROPOSAL 3: APPROVAL OF THE AMENDMENT TO THE DXP ENTERPRISES, INC. 2016 OMNIBUS PLAN

Purpose of the Amendment

The Board believes it is in the best interest of the Company that shareholders approve the Amendment to increase the number of shares that are available for awards under the 2016 Plan. The Board believes that encouraging our employees, non-employee directors and service providers to own shares of our Common Stock fosters broad alignment between the interests of those individuals and the interests of our shareholders. The Board also believes that increasing the number of shares that are available for awards under the 2016 Plan as provided in the Amendment to the 2016 Plan will help us to attract, motivate and retain talented, qualified employees, non-employee directors and service providers, and the increase will allow the Company to continue to grant annual stock-based compensation. If the Amendment is not approved, the Company does not expect to have sufficient shares to meet its anticipated long-term equity compensation needs under the Company’s existing long-term equity compensation plans. See “Determination of Number of Shares for the Amendment” below.

Highlights of the Amendment

The Company sponsors and maintains the 2016 Plan. At the Annual Meeting, we will ask our shareholders to approve the Amendment, which authorizes an increase in the number of shares of our Common Stock that may be issued under the 2016 Plan by 1,000,000, which will increase the plan limit from 1,000,000 shares to a total of 2,000,000 shares.

This summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Amendment, which appears as an annex to this proxy statement. Any shareholder of the Company may obtain a copy of the Amendment and 2016 Plan documents by sending a written request to DXP’s Corporate Secretary at the Company’s principal executive offices.

Approval of the Amendment requires the affirmative vote of the holders of shares representing at least a majority of the shares of our Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, that are entitled to vote at the meeting and that are represented at the meeting, by person or proxy. For this proposal, abstentions will have the same effect as votes “against” the proposal, while broker non-votes will have no effect on the outcome of the proposal.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 47

Determination of Number of Shares for the Amendment

If the Amendment is approved, the aggregate number of shares of Common Stock that will be reserved and available for issuance after the Effective Date pursuant to awards under the 2016 Plan is expected to be 1,246,746. In setting the number of proposed shares issuable under the 2016 Plan, as amended, the Board considered a number of factors, including, historical equity award granting practices, the number of shares currently available and the total outstanding equity awards under the 2016 Plan, the number of shares needed for future awards in light of the Company’s current circumstances as well as future hiring and retention needs.

Shares Available and Outstanding Equity Awards

As of April 21, 2023, we had 17,360,980 shares of Common Stock issued and outstanding (not including treasury shares). 1,000,000 shares of Common Stock were approved for issuance under the 2016 Plan and as of April 21, 2023, 246,746 shares remain available. Our share usage under the 2016 Plan has been as follows:

	Restricted Stock Units	Restricted Stock Awards
Grants in 2016	—	108,553
Grants in 2017	—	18,672
Grants in 2018	—	131,413
Grants in 2019	—	46,885
Grants in 2020	—	99,899
Grants in 2021	—	53,668
Grants in 2022	—	113,007
Grants in 2023	—	205,046
Shares available for reissue (forfeitures)	—	(28,899)

Historical Equity Award Granting Practices

In setting and recommending to shareholders the number of shares to be authorized under the Amendment, the Board considered the historical number of equity awards granted under the 2016 Plan. In 2022, 2021 and 2020, the Company used approximately 113,007, 53,668 and 99,899 respectively, of the shares authorized under the 2016 Plan to make equity awards for an average per year of approximately 88,858. Our average annual burn rate (shares granted divided by weighted average shares outstanding) over the last three years has been 1.4%. Based on historical granting practices and the recent trading price of our Common Stock at the close of trading on April 21, 2023 of $25.32, and anticipated grants in future years, the 2016 Plan is expected to cover awards for approximately 2.78 years.

Material Terms of the 2016 Plan

Overview

The 2016 Plan became effective on June 20, 2016. The 2016 Plan is a broad-based incentive plan that provides for the granting of awards to our employees, our non-employee directors, and non-employee service providers The following is a summary of the material terms of the 2016 Plan.

Number of Shares Subject to the 2016 Plan

The aggregate maximum number of shares of our Common Stock that could be issued under the 2016 Plan was 1,000,000 shares (collectively, the “Plan Share Limit”). In addition, the maximum aggregate number of shares of our Common Stock that may be subject to incentive stock options granted under the 2016 Plan is 1,000,000. If the shareholders approve of the Amendment, the aggregate maximum number of shares of our Common Stock that may be issued under the 2016 Plan, and as a result, the Plan Share Limit, will be 1,750,000 shares.

Any shares of our Common Stock that are issued subject to an award granted under the 2016 Plan shall be counted against the Plan Share Limit as one share for every one share issued pursuant to the award.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 48

Eligibility for Awards

Our employees are eligible to receive awards under our 2016 Plan. In addition, the non-employee directors of our Company and service providers (consultants, agents, representatives, advisors, and independent contractors) who render services to the Company or an affiliate that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities, will be eligible to receive certain awards settled in shares of our Common Stock under our 2016 Plan. Only those persons who are, on the dates of grant, key employees of the Company or any parent corporation or subsidiary corporation are eligible for grants of incentive stock options. The only persons who are eligible to receive performance stock awards, performance unit awards and cash performance awards under the plan are key executive employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company. Non-employee directors and service providers are only eligible to receive nonqualified stock options, SARs, restricted stock, and restricted stock unit awards.

We cannot determine at this time the ultimate number of employees, non-employee directors and service providers who will ultimately receive awards under the 2016 Plan because the Board and Compensation Committee have absolute discretion to select the individuals to whom awards shall be granted and the nature and amount of such awards. However, we currently have approximately 2,675 employees, approximately 20 key employees, 8 key executive employees and 4 non-employee directors who may potentially be eligible to receive awards under the 2016 plan. There are currently no service providers being considered for grants of awards under the 2016 Plan. Awards will be awarded in the Board’s or the Compensation Committee’s discretion on the basis of each eligible participant’s contribution to the Company’s goals and objectives.

Administration

The Board will administer the 2016 Plan with respect to awards to non-employee directors and the Compensation Committee will administer the 2016 Plan with respect to awards to employees and service providers. In administering awards under our 2016 Plan the Board or the Compensation Committee, as applicable (the “committee”), has the power to determine the terms of the awards granted under our 2016 Plan, including the exercise price, the number of shares subject to each award and the exercisability of the awards. The committee also has full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the plan.

On a calendar year basis, the Compensation Committee may, by resolution, delegate to one or more of its members or to one or more officers of the Company the limited authority to grant awards under the 2016 Plan during such calendar year (other than performance stock award, performance unit awards and cash performance awards) to designated classes of employees, who are not officers of the Company or any affiliate and subject to the provisions of Section 16 of the Exchange Act, and to service providers.

Type of Awards

Under our 2016 Plan, the committee may grant:

•options to acquire our Common Stock, both incentive stock options that are intended to satisfy the requirements of section 422 of the Internal Revenue Code and nonqualified stock options which are not intended to satisfy such requirements. The exercise price of options granted under our 2016 Plan must at least be equal to the fair market value of our Common Stock on the date of grant and the term of an option may not exceed ten years, except that with respect to an incentive stock option granted to any employee who owns more than 10% of the voting power of all classes of our outstanding stock as of the grant date the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date.
•stock appreciation rights, or SARs, which allow the recipient to receive the appreciation in the fair market value of our Common Stock between the date of grant and the exercise date. The amount payable under the stock appreciation right may be paid in cash or with shares of our Common Stock, or a combination thereof, as determined by the committee.
•restricted stock awards, which are awards of our shares of Common Stock that vest in accordance with terms and conditions established by the committee.
DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 49

•restricted stock units, which are awards that are based on the value of our Common Stock and may be paid in cash or in shares of our Common Stock.
•other types of equity-based or equity-related awards not otherwise described by the terms and provision of the 2016 Plan, including the grant or offer for sale of unrestricted shares of the Company’s Common Stock, and which may involve the transfer of actual shares of the Company’s Common Stock or payment in cash or otherwise of amounts based on the value of shares of our Common Stock and may be designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
•other cash-based awards to eligible persons in such amounts and upon such terms as the committee shall determine.

An award granted under the 2016 Plan must include a minimum vesting period of at least one year, provided, however, that an award may provide that the award will vest before the completion of such one year period upon the death or qualifying disability of the grantee of the award or a change of control of the Company and awards covering, in the aggregate, 25,000 shares of our Common Stock may be issued without any minimum vesting period.

Under our 2016 Plan, the Compensation Committee may also grant performance stock, performance unit and cash performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Performance stock, performance unit and cash performance awards are awards that will result in a payment to a participant only if the Section 162(m) performance goals included in the plan and established by the Compensation Committee for the award are achieved or the award otherwise vests in accordance Section 162(m). A performance stock award is otherwise similar to a restricted stock award and a performance unit award is otherwise similar to a restricted stock unit award.

For years prior to 2018, the Compensation Committee could also grant under the 2016 Plan performance stock, performance unit and cash performance awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Performance stock, performance unit and cash performance awards were awards that resulted in a payment to a participant only if the Section 162(m) performance goals included in the plan and established by the Compensation Committee for the award were achieved or the award otherwise vested in accordance Section 162(m). For years prior to 2018 it was intended that our 2016 Plan conform with the standards of Section 162(m) with respect to performance stock, performance unit and cash performance awards intended to satisfy Section 162(m). See “Internal Revenue Code Limits on Deduction of Executive Compensation” below for further information concerning changes to Section 162(m) and the effect of performance-based compensation after 2017.

Awards may be granted under our 2016 Plan in substitution for stock options and other awards held by employees of other corporations who are about to become employees of our Company or any of its subsidiaries. The terms and conditions of the substitute awards granted may vary from the terms and conditions set out in our 2016 Plan to the extent the Board may deem appropriate.

Awards may be granted under our 2016 Plan in substitution for stock options and other awards held by employees of other corporations who are about to become employees of our Company or any of its subsidiaries. The terms and conditions of the substitute awards granted may vary from the terms and conditions set out in our 2016 Plan to the extent the Board may deem appropriate.

Adjustment of Awards

The existence of outstanding awards will not affect in any way the right or power of our Company to make any adjustments, recapitalizations, reorganizations or other changes in our Company’s capital structure or its business. If our Company shall effect a capital readjustment or any increase or reduction of the number of shares of our Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number and per share price of our Common Stock subject to outstanding awards under our 2016 Plan shall be appropriately adjusted.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 50

If we are not the surviving entity in any merger, consolidation or other reorganization; if we sell, lease or exchange or agree to sell, lease or exchange all or substantially all of our assets; if we are to be dissolved; or if we are a party to any other corporate transaction, then the committee may:

•accelerate the time at which some or all of the awards then outstanding may be exercised, after which all such awards that remain unexercised shall terminate;
•require the mandatory surrender to our Company of some or all of the then outstanding awards as of a date in which event the committee will then cancel such awards and our Company will pay to each such holder an amount of cash per share equal to the excess, if any, of the per share price offered to shareholders of our Company in connection with such transaction over the exercise prices under such awards for such shares;
•have some or all outstanding awards assumed or have a new award of a similar nature substituted for some or all of the then outstanding awards;
•provide that the number of our shares of Common Stock covered by an award will be adjusted so that such award when exercised will then cover the number and class or series of our Common Stock or other securities or property to which the holder of such award would have been entitled pursuant to the terms of the agreement or plan relating to such transaction if the holder of such award had been the holder of record of the number of shares of our Common Stock then covered by such award; or
•make such adjustments to awards then outstanding as the committee deems appropriate to reflect such transaction.

After a merger or consolidation involving our Company each holder of a restricted stock award granted under our 2016 Plan shall be entitled to have his restricted stock appropriately adjusted based on the manner in which the shares of our Common Stock were adjusted under the terms of the agreement of merger or consolidation.

Awards under our 2016 Plan shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Internal Revenue Code.

Term of the Plan and Period During Which Awards May Be Granted

The Plan will continue indefinitely until it is terminated by the Board as provided in the 2016 Plan. However, as required by the Internal Revenue Code, no ISO awards may be granted under the 2016 Plan on or after the tenth anniversary of the date the plan was adopted by the Board, unless the 2016 Plan is subsequently amended with the approval of shareholders, to extend the period for granting such awards.

The Board may alter, amend, or terminate our 2016 Plan and the committee may alter, amend, or terminate any award agreement in whole or in part; however, no termination, amendment, or modification shall adversely affect in any material way any award previously granted, without the written consent of the holder.

U.S. Federal Income Tax Consequences of Awards Granted Under The 2016 Plan

The following is a general summary of certain of the U.S. Federal income tax consequences to participants who are either U.S. citizens or residents with respect to awards granted under the 2016 Plan.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 51

Incentive Stock Options

When the committee grants an employee an incentive stock option (“ISO”) to purchase shares of our Common Stock under the 2016 Plan, the employee will not be required to recognize any U.S. Federal taxable income as a result of the grant or as a result of the employee’s exercise of the ISO; however, the difference between the exercise price and the fair market value of the shares of our Common Stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of the shares acquired through exercise of an ISO (assuming such sale does not occur within two years of the date of grant of the ISO or within one year from the date of exercise), any gain (or loss) will be taxed as long term capital gain (or loss) and we will not be entitled to any deduction in connection with the sale (or the grant or exercise) of the ISO. With respect to a sale of shares that occurs after the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares.

However, if the employee sells the shares acquired upon exercise of an ISO before the later of (i) two years from the date of grant and (ii) one year from the date of exercise, the employee will be treated as having received, at the time of sale, compensation taxable as ordinary income, and we will be entitled to a corresponding deduction. The amount treated as compensation income is the excess of the fair market value of the shares at the time of exercise over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long or short term capital gain, depending on how long such shares were held. With respect to a sale of shares that occurs before the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares and the compensation income reported at the time of sale of the shares.

Nonqualified Stock Options

When the committee grants a nonqualified stock option (“NSO”) to purchase shares of our Common Stock under the 2016 Plan, the recipient will not be required to recognize any U.S. Federal taxable income as a result of the grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the NSO. Generally, the measure of the income will be equal to the difference between the fair market value of the shares of our Common Stock acquired on the date the shares are acquired and the option price. The tax basis of the shares acquired on exercise of the NSO for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the NSO. The income reportable on exercise of the NSO by an employee is subject to Federal tax withholding. Generally, we will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a NSO.

Stock Appreciation Rights

The grant of a SAR under the 2016 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for us, at the time of grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the SAR equal to the appreciation in the fair market value of our Common Stock between the date of grant and the exercise date of the SAR (assuming the grant price was set at the fair market value of our Common Stock on the date of grant). Generally, the measure of the income will be equal to the amount realized on exercise of the SAR. The income reportable on exercise of the SAR by an employee is subject to Federal tax withholding. Generally, we will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a SAR.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 52

Restricted Stock Awards

The grant of a restricted stock award (“RSU”) under the 2016 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for us at the time of grant unless the recipient timely makes an election under Section 83(b) of the Internal Revenue Code, as described below. Upon the expiration of the forfeiture restrictions applicable to the restricted stock award (i.e., as the shares become vested), the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of those shares at that time over the amount (if any) the recipient paid for the shares. The income realized by an employee is subject to Federal tax withholding. We will be entitled to a deduction in the amount and at the time the recipient recognizes income. If an election under Section 83(b) of the Internal Revenue Code has not been made, any dividends received with respect to any restricted shares that are not vested (i.e., the forfeiture restrictions have not yet lapsed) generally will be treated as compensation that is taxable as ordinary income to the recipient and we will be entitled to a corresponding deduction. With respect to any restricted shares that are vested (i.e., the forfeiture restrictions have lapsed), the recipient will be taxed on any dividends on such shares as the dividends are paid to the recipient (and such dividends will be characterized as dividend income and not compensation income) and we will not be entitled to deductions with respect to the dividends paid.

If a participant makes an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the restricted shares awarded under the restricted stock award, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the participant paid, if any, for the shares.

Restricted Stock Unit Awards

The grant of an RSU award under the 2016 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for us at the time of grant. At the time the RSU award vests and is paid the recipient will recognize ordinary income and we will be entitled to a corresponding deduction. Generally, the measure of the income and deduction with respect to an RSU will be the fair market value of our Common Stock at the time the RSU is paid. The income realized under the RSU award that is reportable by an employee is subject to Federal tax withholding.

Performance Stock and Performance Unit Awards

Performance stock awards granted under the 2016 Plan generally have the same tax consequences as restricted stock awards, as discussed above.

A recipient of a performance unit award under the 2016 Plan generally will not realize U.S. Federal taxable income at the time of grant of the award, and we will not be entitled to a deduction at that time with respect to the award. When the performance goals applicable to the performance unit award are attained and amounts are paid under the award, the holder of the award will be treated as receiving compensation taxable as ordinary income, and we will be entitled to a corresponding deduction.

Other Cash-Based and Stock-Based Awards

The grant of a cash-based award under the 2016 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for us at the time of grant. Generally, at the time the other cash-based award is settled in cash, the recipient will recognize ordinary income and we will be entitled to a corresponding deduction, in the amount of cash received by the recipient under the award at that time.

Other stock-based awards granted under the 2016 Plan generally have the same tax consequences as RSU awards, as described above.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 53

Internal Revenue Code Limits on Deduction of Executive Compensation

For years prior to 2018, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallowed a tax deduction for any publicly held corporation for compensation paid in excess of $1 million for any taxable year to the corporation’s chief executive officer and three other most highly compensated executive officers as of the end of any taxable year (other than the chief financial officer). However, qualifying “performance-based compensation” was exempted from the $1 million deduction limit if certain requirements were met.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was enacted, which, among other things, generally repealed the qualifying “performance-based compensation” exception described above for years beginning after December 31, 2017, and, in addition, expanded the group of executive officers covered by including the Chief Financial Officer and certain former executive officers. Following enactment of the Tax Cuts and Jobs Act of 2017, we generally expect that compensation paid to our applicable named executives in excess of $1 million will not be deductible, subject to an exception for compensation provided pursuant to a binding written contract in effect as of November 2, 2017. However, given the uncertain scope of the binding written contract transition relief and the absence of rule making at this time, the impact of the elimination of the performance-based compensation exemption from Section 162(m) with respect to outstanding performance awards and other pre-2018 performance incentives paid after 2017 is not yet known. The Compensation Committee expects that Section 162(m) will become less of a factor in designing executive compensation with the repeal of the performance-based compensation exemption in Section 162(m).

New Plan Benefits

Future awards under the 2016 Plan to our non-employee directors, executive officers, employees and service providers are made at the discretion of the Compensation Committee, or the Board in certain instances, and are not subject to set benefits or amounts. For a discussion of the federal income tax consequences of the issuance and exercise of options shares underlying the 2016 Plan, please see the section entitled “U.S. Federal Income Tax Consequences of Awards Granted Under The 2016 Plan.” For information regarding our recent practices with respect to equity-based compensation under the 2016 Plan, please see the “2022 Summary Compensation Table,” which includes certain information regarding awards granted to our named executive officers during fiscal year 2022 as well as the equity grants to our non-employee directors described under “Compensation of Directors.”

Plan Benefits

The following table sets forth the number of shares of our Common Stock subject to stock options, restricted stock units, restricted stock awards and performance unit awards granted under the 2016 Plan that have been received by or allocated as of April 21, 2023 to the following persons or groups:

(i)	our Chief Executive Officer;

(ii)	each of our other NEOs;

(iii)	our current executive officers as a group;

(iv)	our current non-executive officer directors as a group;

(v)	each nominee for election as a director;

(vi)	all employees, other than current executive officers, as a group;

(vii)	each associate of any such director, executive officer or nominee; and

(viii)	each other person who received or is to receive 5% of the awards.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 54

Name and Position	Restricted Stock Units (#)	Stock Option Awards (#)	Restricted Stock Awards (#)	Performance Stock Unit Awards (#)
David R. Little Chairman of the Board, President and Chief Executive Officer	—	—	290,400	—
Kent Yee Senior Vice President/ Chief Financial Officer	—	—	65,024	—
Nick Little Senior Vice President/ Chief Operating Officer	—	—	29,256	—
Paz Maestas Senior Vice President/ Chief Marketing & Technology Officer	—	—	14,551	—
Chris Gregory Senior Vice President/ Chief Information Officer	—	—	29,429	—
David Vinson Senior Vice President/ Innovative Pumping Solutions	—	—	11,376	—
John J. Jeffery Senior Vice President/ Supply Chain Services	—	—	9,233	—
Todd Hamlin Senior Vice President/Sales	—	—	11,551	—
All current executive officers as a group	—	—	460,820	—
All current non-executive officer directors as a group	—	—	4,529	—
All employees, other than current executive officers, as a group	—	—	316,774	—
Each nominee for election as a director*	—	—	—	—
Each associate of any director, executive officer or nominee	—	—	—	—
Each other 5% holder or future 5% recipient	—	—	—	—
All employees, including all current officers who are not executive officers, as a group	—	—	316,774	—
* Does not include current directors nominated for election, as they are included above.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 55

Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2022, relating to our equity compensation plans pursuant to which grants of options, restricted stock, or certain other rights to acquire our shares may be granted from time to time.

Plan Category	Number of Shares to be issued on exercise of outstanding options	Weighted average exercise price of outstanding options	Non-vested restricted shares outstanding	Weighted average grant price	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	N/A	N/A	157,767	$28.64	454,732
Equity compensation plans not approved by security holders	N/A	N/A	N/A	N/A	N/A
TOTAL	N/A	N/A	157,767	$28.64	454,732

Board Recommendation

☑ Our Board recommends that you vote "FOR" the approval of the Amendment to the Company's 2016 Omnibus Incentive Plan.

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the recommendation of the Audit Committee, the board has appointed PricewaterhouseCoopers, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023. The board is seeking ratification of the appointment of PricewaterhouseCoopers, LLP for the 2023 fiscal year. Shareholder ratification of the selection of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for the 2023 fiscal year is not required by our bylaws, state law or otherwise. However, the board is submitting the selection of PricewaterhouseCoopers, LLP to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will consider this information when determining whether to retain PricewaterhouseCoopers, LLP for future services.

At the Annual Meeting, shareholders will be asked to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers, LLP. This proposal must be approved by the affirmative vote of the holders of shares representing at least a majority of the shares entitled to vote at the meeting and represented at the meeting, by person or proxy, by the holders of our Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a single class. Abstentions with respect to the approval of this proposal will have the effect of a vote against this proposal.  Ratification of the appointment of PricewaterhouseCoopers, LLP is a ‘routine’ matter and therefore brokers may vote shares on behalf of shareholders in their own discretion if no instructions are provided on how to vote on this matter.  Representatives of PricewaterhouseCoopers, LLP are expected to be in attendance at the Annual Meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.

Board Recommendation

☑ Our Board recommends that you vote "FOR" the ratification of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for 2021.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 56

PRINCIPAL AUDITOR FEES AND SERVICES

PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) served as independent auditors for the fiscal year ended December 31, 2022.

As previously reported on March 23, 2022, as part of its previously announced intention to transition to a larger public accounting firm to complete its audit for calendar year 2022, the Audit Committee of the Board of Directors of DXP Enterprises, Inc. (the “Company”) on March 23, 2022 approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the Company’s calendar year 2022 audit and dismissal of McConnell & Jones LLP (“McConnell Jones”).

As previously reported on November 12, 2021, Moss Adams LLP ("Moss Adams") gave the Company notice that it was resigning as the Company’s independent registered public accounting firm effective upon the Company’s filing of its quarterly report on Form 10-Q for the quarter ended September 30. 2021. As a result of that decision, Moss Adams also indicated that it would take no further action on the integrated audit of the Company’s financial statements as of and for the year ending December 31, 2021, or the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021. As a result, the Company engaged McConnell & Jones LLP to serve as its independent registered public accounting firm for fiscal 2021, replacing Moss Adams. The change in accountants was approved by the Company’s Audit Committee and full Board of Directors.

PricewaterhouseCoopers LLP served as independent auditors for the fiscal year ended December 31, 2022.

The following table shows the fees incurred by DXP for the audit and other services provided by PricewaterhouseCoopers and McConnell Jones for 2022 and 2021.

	2022	2021
Audit Fees (1)	$3,153,500	$2,306,583
Audit-Related Fees	—	—
Tax Fees (2)	657,349	476,530
All Other Fees	4,150	—
Total	$3,814,999	$2,783,113
(1) Audit fees represent fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements and performance of procedures related to registration statements. These fees include $777K of audit fees paid to Moss Adams in 2021 prior to resigning.

(2) Tax Fees in 2022 and 2021 are related to research and development tax credit study.

The Audit Committee considers the provision of services by PricewaterhouseCoopers, if any, not related to the audit of DXP’s financial statements and the review of DXP’s interim financial statements when evaluating PricewaterhouseCoopers independence.

The Audit Committee pre-approves all audit and permissible non-audit services by its independent registered public accountant prior to the receipt of such services. All services for the fiscal years ended December 31, 2022 and 2021 set forth in the table above were pre-approved by the Audit Committee.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 57

AUDIT COMMITTEE REPORT

The Audit Committee works closely with management, as well as with DXP’s independent auditors. The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2022 with management and the independent auditors. The Audit Committee also has discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based on its discussions with management and with the Company’s independent auditors and on its own review of the Company’s financial statements, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Members of the Audit Committee

Joseph R. Mannes (Chairman)
Timothy P. Halter
David Patton
Karen Hoffman

PROPOSAL 5: APPROVAL OF AN AMENDED & RESTATED CERTIFICATE OF FORMATION
APPROVAL OF AN AMENDED & RESTATED CERTIFICATE OF FORMATION

The Board of Directors has approved and voted to recommend that the shareholders of DXP approve the amendment and restatement of our current Restated Articles of Incorporation (the “Current Articles”) as DXP’s Amended and Restated Certificate of Formation (the “A&R Certificate”) to (1) permit the shareholders to amend DXP’s bylaws at annual or special meetings, (2) conform the Current Articles to the provisions of the Texas Business Organizations Code (“TBOC”), and (3) incorporate other amendments that have been adopted by DXP and its shareholders since the last restatement of the Current Articles into one document.

The TBOC was promulgated to modernize applicable law governing Texas entities, including the Texas Business Corporations Act (the “TBCA”), and to consolidate existing law governing Texas entities into one set of statutory provisions. The TBOC became effective on January 1, 2006, for all entities formed in Texas on or after that date. Unless existing entities elected early adoption to be governed by the TBOC, the TBOC did not apply to them until January 1, 2010. After January 1, 2010, all entities formed in Texas, regardless of the date of formation, have been governed by the TBOC. Because DXP was originally incorporated in 1996, it was subject only to the TBCA and the other miscellaneous Texas corporate statutes until January 1, 2010, when DXP became subject to the TBOC automatically.

For the most part, the TBOC is not intended to effect substantive changes in the Texas law governing business organizations. Nevertheless, there are some substantive differences between the TBCA and the provisions of the TBOC applicable to business corporations that are relevant to DXP. For example:

Section 3.104 of the TBOC permits a corporation to remove officers with or without cause, unless otherwise provided in its organizational documents. The TBCA permitted the board of directors to remove an officer only if the best interests of the corporation would be served by such removal.

Section 8.103 of the TBOC provides that a determination whether the standard for indemnification of a director (or person serving as a governing person of another entity as a representative of the company) has been met may be made by a committee of one disinterested director if no quorum of disinterested directors can be obtained. The TBCA required two such directors.

Section 21.351 of the TBOC adds a requirement that a shareholder must request in writing that an annual meeting be held, if none has been held in the preceding 13 months, before attempting to obtain a court order to force the meeting. The TBCA does not require such prior written request.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 58

In addition to these differences between the TBOC and the TBCA, the terminology in the TBOC has been standardized to apply to more than one type of entity. For example, the primary governing document for all entities is now defined as a “certificate of formation,” whereas a corporation’s charter was referred to as “articles of incorporation” under the TBCA.

Each of the amendments to the Current Articles that will be implemented if shareholders approve Proposal 5 are set forth below. If Proposal 5 is approved, DXP will file a brief statement with the Texas Secretary of State setting forth the amendments to the Current Articles described below that will become effective upon filing our A&R Certificate with the Texas Secretary of State. The full text of the A&R Certificate is set forth in Appendix A.

Changes Effected by the A&R Certificate

(1) adding a new Article Two indicating that the Corporation is a for-profit corporation and renumbering the         following Articles and all references thereto accordingly;
(2) amendments to replace all references therein to “Texas Business Corporations Act” or the “Act” with “Texas Business Organizations Code” or the “TBOC”;
(3) amendments to replace all references therein to “articles of incorporation” with “certificate of formation”;
(4) amending and restating renumbered Article XIII in its entirety as follows:

“The shareholders of the Corporation hereby delegate to the Board of Directors the power to adopt, alter, amend or repeal the Bylaws of the Corporation; provided, however, that the shareholders of the Corporation may exercise the power to adopt, alter, amend or repeal the Bylaws of the Corporation at an annual or special meeting of shareholders when such a proposal has been properly presented and a quorum is present at such meeting, by the vote of the holders of at least 75% of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon.”; and

(5) amendments to include changes made by all articles of amendment to the Current Articles previously issued by the Secretary of State, as set forth in Appendix A.

Board Recommendation

☑ Our Board recommends that you vote "FOR" the approval of the A&R Certificate. .
A&R Certificate.
Vote Required

The approval of Proposal 5 will require the affirmative vote, in person or by proxy, of the holders of at least two-thirds of the outstanding shares of DXP entitled to vote.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Under DXP's Related Person Transactions, the Audit Committee of the Board is required to review and if appropriate approve all related person transactions, prior to consummation whenever practicable. If advance approval of a related person transaction is not practicable under the circumstances or if DXP management becomes aware of related person transaction that has not been previously approved or ratified, the transaction is submitted to the Committee at the Committee's next meeting. The Committee is required to review and consider all relevant information available to it about each related person transaction, and a transaction is considered approved or ratified if the Committee authorizes it according to terms satisfactory to the Committee after full disclosure of the related person's interest in the transaction. Related person transactions of an ongoing nature are reviewed annually by senior management and the Committee. The definition of "related person transactions" for purpose of the Committee covers the transactions that are required to be disclosed under Item 404(a) of Regulations S-K under the Securities Exchange Act.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 59

The Board has adopted written policies and procedures, to be applied by the Audit Committee of the Board, for review, approval or ratification of any transactions with related persons. Those policies and procedures apply to any proposed transactions in which DXP is a participant, the amount involved exceeds $120,000 and any director, executive officer or significant shareholder or any immediate family member of such a person has a direct or material indirect interest. Any such proposed transaction is reviewed by the Audit Committee of the Board to determine, among other things, the benefits of the transaction to DXP, the availability of other sources of comparable products or services and whether the terms of the proposed transaction are comparable to those provided to unrelated third parties.

Relationships and Related Party Transactions

During 2012 and 2013, the Company entered into multiple lease agreements for office space for a corporate location in a building owned by an entity controlled by Mr. Little. Charges incurred during 2022 for these leases amounted to $0.8 million. The Company will enter into more leases as DXP employees currently located at our current primary corporate location continue to migrate to the office building owned by an entity controlled by Mr. Little.

The Company employs six people who work for David Little maintaining real estate owned by Mr. Little. Mr. Little reimburses the Company for the cost of these employees including salaries, payroll taxes, 401(k) matching, health insurance at the COBRA rate, vehicles, fuel and supplies. The cost to Mr. Little for these employees during 2022 was $0.3 million.

During 2015, the Company entered into a lease agreement for warehouse and office space for a Service Center location in a building owned by an entity in which Jay Randle, a retired senior vice president, Nicholas Little, son of David Little, Kasey Maestas, daughter of David Little, and Andrea Gentle, daughter of David Little, hold a controlling interest. Charges incurred during 2022 for the lease amounted to $38 thousand. In February 2016, Jay Randle retired from the Company.

Nicholas Little, Senior Vice President/Chief Operating Officer, son of David Little, earned $825,389 during 2022. Mr. Paz Maestas, Senior Vice President/Chief Marketing & Technology Officer, son-in-law of David Little, earned $551,907 during 2022. Mr. Matt Gentle, Vice President, Metal Working Product Division, son-in-law of David Little, earned $363,219 during 2022.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16(a)”), requires DXP’s officers, directors and persons who own more than 10% of a registered class of DXP equity securities to file statements on Form 3, Form 4 and Form 5 with the Securities and Exchange Commission regarding ownership. Officers, directors and greater than 10% shareholders are required by Section 16(a) to furnish us with copies of all Section 16(a) reports which they file. Based solely on (a) a review of (i) Forms 3 and 4, including any amendments thereto, filed electronically with the Securities and Exchange Commission during fiscal year 2022, and (ii) Forms 5, including any amendments thereto, filed electronically with the Securities and Exchange Commission with respect to fiscal year 2022, and (b) written representations from reporting persons that no Form 5s were required, we believe that all Section 16(a) filing requirements were met during the fiscal year ended December 31, 2022, except that Mr. Gregory filed three late Form 4s (reporting three transactions), Mr. David Little filed two late Form 4s (reporting two transactions), Mr. Yee filed two late Form 4 (reporting two transactions), Mr. Jeffery filed two late Form 4 (reporting two transactions), Mr. Vinson filed two late Form 4 (reporting two transactions), Mr. Nick Little filed two late Form 4 (reporting four transactions), Mr. Hamlin filed one late Form 4 (reporting one transaction),Mr. Maestas filed one late Form 4s (reporting one transaction), Mr. Mannes filed one late Form 4 (reporting one transaction), Mr. Halter filed one late Form 4 (reporting one transaction), Mr. Patton filed one late Form 4 (reporting one transactions) and Mrs. Hoffman filed one late Form 4 (reporting one transactions)

PROPOSALS FOR NEXT ANNUAL MEETING

Any proposals of shareholders intended to be included in DXP’s proxy statement for the 2024 Annual Meeting of Shareholders must be received by DXP at its principal executive offices, 5301 Hollister St., Houston, Texas 77040, no later than January 7, 2022, in order to be included in the proxy statement and form of proxy relating to that meeting.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 60

Any shareholder who wishes to bring a proposal or nominate a person for election to our Board at the 2024 Annual Meeting of Shareholders must provide written notice of the proposal or nomination to our Corporate Secretary, at our principal executive offices, between February 18, 2022 and March 20, 2024, which is 90 to 120 days prior to the one year anniversary of the upcoming Annual Meeting. In addition, our shareholders must comply with the requirements of the SEC related to nominations and shareholder proposals and the procedural requirements in our bylaws, which shareholders can obtain from us upon request and which are also on file with the SEC. These requirements are separate and apart from and in addition to the requirements of federal securities laws with which a shareholder must comply to have a shareholder proposal included in DXP’s proxy statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

Our bylaws provide that if a shareholder wishes to nominate a person for election as director (which is separate from simply recommending someone to be considered by our Nominating and Governance Committee for inclusion on the Company’s slate of directors) or to propose other business to be considered at one of our annual meetings of shareholders, that shareholder must follow the procedures contained in our bylaws and satisfy the requirements of Regulation 14A of the Securities Exchange Act of 1934. The shareholder proposing such business or making such nomination must be a shareholder of record of our Company on the date the nomination is delivered to our Corporate Secretary and at the time of our annual meeting and be entitled to vote at the annual meeting. The proposal or nomination must be received by our Corporate Secretary at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be delivered not earlier than the close of business 120 days prior to the annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting or 10 days following our first public announcement of the date of the annual meeting. In addition, if the number of directors to be elected to our Board at an annual meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s nomination shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first make such public announcement. These time periods are designed to allow us time to adequately consider all proposals and nominees.

To be considered, each nomination must include the following information:

•all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert with them, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with him, on the other hand, including, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any of their respective affiliates or associates or persons acting in concert with any such person, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

•a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made, the form of which questionnaire will be provided by our Corporate Secretary upon written request; and

•a written representation and agreement, in the form provided by our Corporate Secretary upon written request, that the nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed
DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 61

to us or that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as our director that has not been disclosed to us, and in the nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as our director, and will comply with all of our applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines.

To be considered, proposals for business to be considered by our shareholders at an annual meeting, other than the nomination of persons for election as directors, must include the following information:

•a brief description of the business desired to be brought before the annual meeting;

•the reasons for conducting such business at the annual meeting;

•the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment;

•any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made;

•a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons, including their names, in connection with the proposal of such business by such shareholder; and

•as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

–the name and address of such shareholder, as they appear on our books, and of such beneficial owner, if any,

–the class or series and number of shares of our capital stock that are, directly or indirectly, owned beneficially and of record by such shareholder and by such beneficial owner,

–any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our capital stock, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital or otherwise directly or indirectly owned beneficially by such shareholder and by such beneficial owner, if any,

–any other direct or indirect opportunity held or owned beneficially by such shareholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of our shares,

–any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner, if any, has a right to vote any shares of any of our securities,

–any short interest in any of our securities,

–any right to dividends on our shares of capital stock owned beneficially by such shareholder or such beneficial owner, if any, which right is separated or separable from the underlying shares,

–any proportionate interest in shares of our capital stock or derivative instrument held, directly or indirectly, by a general or limited partnership in which such shareholder or such beneficial owner, if any, is a general partner or with respect to which such shareholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner, and

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 62

–any performance-related fees, other than an asset-based fee, to which such shareholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of our shares or derivative instruments, if any, in each case with respect to the information required to be included in the notice.
Such information must include any such interests held by members of such shareholder’s or such beneficial owner’s immediate family sharing the same household. All such information must be supplemented by such shareholder and such beneficial owner, if any, not later than 10 days after the record date for the annual meeting to disclose such ownership as of the record date, 10 days before the annual meeting date, and immediately prior to the commencement of the annual meeting, by delivery of such supplemented information to our Corporate Secretary. Such information shall also include any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from shareholders in support of such proposal or nomination.

The proposing shareholder must also include such other information as we may reasonably require or that is otherwise reasonably necessary to determine the eligibility of such proposed nominee to serve as a director of our Company, to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any of our publicly-disclosed corporate governance guidelines or committee charters; including our policy governing director qualifications and nominations, and that could be material to a reasonable shareholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

INCORPORATION BY REFERENCE
The Compensation Committee Report on Executive Compensation and the Report of the Audit Committee are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings that DXP makes under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that DXP specifically incorporates this information by reference. In addition, the website addresses contained in this proxy statement are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement and is not incorporation herein by reference.

OTHER MATTERS

We know of no other matters that may come before the Annual Meeting. However, if any matters other than those referred to above should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

The cost of solicitation of proxies in the accompanying form will be paid by DXP. In addition to solicitation by use of the mails, certain directors, officers or employees, who will not receive any additional compensation for the solicitation of proxies, may solicit the return of proxies by telephone, facsimile or personal interview.

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 63

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D86064-Z82730

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DXP ENTERPRISES, INC.

The Board of Directors recommends you vote FOR the following.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

____

Nominees:

1) David R. Little
2) Kent Yee
3) Joseph R. Mannes
4) Timothy P. Halter
5) David Patton
6) Karen Hoffman

The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 64

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 65

DXP ENTERPRISES, INC.
PROXY - ANNUAL MEETING OF SHAREHOLDERS – SERIES A PREFERRED STOCK
June 16, 2023, 10:00 AM

Notice of Internet Availability of Proxy Material:
The Notice of Meeting, proxy statement and annual report are available at http://materials.proxyvote.com/233377.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of Series A Preferred Stock of DXP Enterprises, Inc. (“DXP”) hereby appoints David R. Little and Kent Yee, or either of them, as proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of DXP to be held on Friday, June 16, 2023, at 10:00 a.m., Central Time, at the principal executive offices of DXP, 5301 Hollister St., Houston, Texas 77040 and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

Please mark, sign, date and return to the Corporate Secretary, 5301 Hollister St., Houston, Texas 77040.

 (1) Election of directors:

NOMINEES:
(01) David R. Little, (02) Kent Yee, (03) Joseph R. Mannes, (04) Timothy P. Halter (05) David Patton and
(06) Karen Hoffman

For All	Withhold All	For All Except
☐	☐	☐

Instruction: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

__________________________________________________

 (2) Approve, on a non-binding, advisory basis, the compensation of the named executive officers:

For	Against	Abstain
☐	☐	☐

(3) Approve the amendment of the DXP Enterprises, Inc. 2016 Omnibus Incentive Plan.

For	Against	Abstain
☐	☐	☐

(4) Ratify the appointment of PricewaterhouseCoopers, LLP, as the independent registered public accounting firm of DXP for the year ended December 31, 2023:

For	Against	Abstain
☐	☐	☐

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 66

(5) Approve the amendment of the Certificate of Formation of DXP Enterprises, Inc. to permit amendment of its Bylaws by the shareholders at special or annual meetings.

For	Against	Abstain
☐	☐	☐
 In their discretion, the above-named proxies are authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter which the Board of Directors did not receive notice of the matter, in accordance with the bylaws or pursuant to Rule 14a-4(c) under the Exchange Act and the time frames contained therein, to be presented at the 2023 Annual Meeting of Shareholders after the close of business on the 120th day and prior to the close of business on the 90th day before the anniversary of the preceding year’s annual meeting, and (z) on other matters which may properly come before the 2023 Annual Meeting of Shareholders and any adjournments or postponements thereof or other matters permitted by Rule 14a-4(c) under the Exchange Act.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted (i) “FOR” the election of all of the director nominees named in Item 1, or if any one or more of the nominees becomes unavailable, “FOR” another nominee or other nominees to be selected by the Board of Directors, and (ii) “FOR” approval of Items 2, 3 and 4.

Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Signature of Shareholder(s):	Date:

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 67

DXP ENTERPRISES, INC.
PROXY - ANNUAL MEETING OF SHAREHOLDERS – SERIES B PREFERRED STOCK
June 16, 2023, 10:00 AM

Notice of Internet Availability of Proxy Material:
The Notice of Meeting, proxy statement and annual report are available at http://materials.proxyvote.com/233377.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of Series B Preferred Stock of DXP Enterprises, Inc. (“DXP”) hereby appoints David R. Little and Kent Yee, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of DXP to be held on Friday, June 16, 2023, at 10:00 a.m., Central Time, at the principal executive offices of DXP, 5301 Hollister St., Houston, Texas 77040 and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

Please mark, sign, date and return to the Corporate Secretary, 5301 Hollister St., Houston, Texas 77040.

(1) Election of directors:

NOMINEES:
(01) David R. Little,(02) Kent Yee,(03) Joseph R. Mannes(04) Timothy P. Halter,(05) David Patton and
(06 Karen Hoffman

For All	Withhold All	For All Except
☐	☐	☐

Instruction: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

__________________________________________________

(2) Approve, on a non-binding, advisory basis, the compensation of the named executive officers:

For	Against	Abstain
☐	☐	☐

(3) Approve the amendment of the DXP Enterprises, Inc. 2016 Omnibus Incentive Plan.

For	Against	Abstain
☐	☐	☐
(4) Ratify the appointment of PricewaterhouseCoopers, LLP, as the independent registered public accounting firm of DXP for the year ended December 31, 2023:

For	Against	Abstain
☐	☐	☐
(5) Approve the amendment of the Certificate of Formation of DXP Enterprises, Inc. to permit amendment of its Bylaws by the shareholders at special or annual meetings.

For	Against	Abstain
☐	☐	☐

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 68

In their discretion, the above-named proxies are authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter which the Board of Directors did not receive notice of the matter, in accordance with the bylaws or pursuant to Rule 14a-4(c) under the Exchange Act and the time frames contained therein, to be presented at the 2023 Annual Meeting of Shareholders after the close of business on the 120th day and prior to the close of business on the 90th day before the anniversary of the preceding year’s annual meeting, and (z) on other matters which may properly come before the 2023 Annual Meeting of Shareholders and any adjournments or postponements thereof or other matters permitted by Rule 14a-4(c) under the Exchange Act.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted (i) “FOR” the election of all of the director Nominees named in Item 1, or if any one or more of the nominees becomes unavailable, “FOR” another Nominee or other nominees to be selected by the Board of Directors, and (ii) “FOR” approval of Items 2, 3 and 4.

Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Signature of Shareholder(s):	Date:

DXP ENTERPRISES, INC. 2023 PROXY STATEMENT 69
Document1 - 1 - CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF FORMATION OF DXP ENTERPRISES, INC. DXP Enterprises, Inc., a Texas corporation (the “Corporation”), by and through the undersigned authorized officer, adopts the following in accordance with Sections 3.057 through 3.060 of the Texas Business Organizations Code (the “TBOC”). 1. The name of the filing entity is DXP Enterprises, Inc. 2. The Corporation was formed as a for-profit corporation on July 26, 1996, and issued file number 0140852300 by the Secretary of State of the State of Texas (the “Secretary of State”). 3. This instrument amends and restates the entire articles of incorporation of the Corporation, referred to herein as the certificate of formation (due to the adoption of the TBOC subsequent to the formation of the Corporation), as amended and supplemented by all articles of amendment previously issued by the Secretary of State, and as further amended as set forth herein (collectively, and attached hereto as Exhibit A, the “A&R Certificate”). 4. This instrument further amends the certificate of formation of the Corporation by: (a) adding a new Article Two indicating that the Corporation is a for-profit corporation and renumbering the following Articles and all references thereto accordingly; (b) amendments to replace all references therein to “Texas Business Corporations Act” or the “Act” with “Texas Business Organizations Code” or the “TBOC”; (c) amendments to replace all references therein to “articles of incorporation” with “certificate of formation”; and (d) amending and restating renumbered Article XIII in its entirety as follows: “The shareholders of the Corporation hereby delegate to the Board of Directors the power to adopt, alter, amend or repeal the Bylaws of the Corporation; provided, however, that the shareholders of the Corporation may exercise the power to adopt, alter, amend or repeal the Bylaws of the Corporation at an annual or special meeting of shareholders when such a proposal has been properly presented and a quorum is present at such meeting, by the vote of the holders of at least 75% of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon.” 5. Each and every amendment described in paragraph 4 above has been made in to the A&R Certificate in accordance with the provisions of the TBOC. The amendments to the A&R Certificate have been approved in the manner required by the TBOC and by the governing documents of the entity. 6. The A&R Certificate accurately states the text of the certificate of formation being restated and each amendment thereto that is in effect, and as further amended herein. The A&R Certificate does not contain any other change except for the information permitted to be omitted by the provisions of the TBOC applicable to the Corporation. The existing certificate of formation of the Corporation and all amendments and supplements thereto are hereby superseded by the A&R Certificate. 7. This document will become effective when filed by the Secretary of State of the State of Texas. (Signature page follows) Appendix A

Document1 - 2 - The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the Corporation to execute this Amended and Restated Certificate of Formation. Date: ______ __, 2023 Name: Title: [ ], [General Counsel]

Document1 - 3 - AMENDED AND RESTATED CERTIFICATE OF FORMATION OF DXP ENTERPRISES, INC. ARTICLE I Name Name The name of the Corporation is IndexDXP Enterprises, Inc. (the "“Corporation").”). &lt;PAGE&gt; 8 ARTICLE II Nature The Corporation is a for-profit corporation. ARTICLE III Duration The period of itsthe Corporation’s duration is perpetual. ARTICLE IV ARTICLE III Purpose The purpose or purposes for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Act.Texas Business Organizations Code, as amended (the “TBOC”). ARTICLE V ARTICLE IV Capital Stock The total number of shares of stock of all classes which the Corporation shall have the authority to issue is 110,000,000, of which 100,000,000 shares of the par value of $.01 each shall be designated common stock ("(“Common Stock")”) and 10,000,000 shares of the par value of $1.00 each shall be designated serial preferred stock ("(“Preferred Stock"). ”). Pursuant to an amendment effective on July 17, 1998, each share of Common Stock issued and outstanding immediately prior to the effective time was automatically changed and converted, without any

Document1 - 4 - action on the part of the holder thereof, into one-half of a share of Common Stock and, in lieu of fractional interests in shares of Common Stock of the Corporation, each holder whose aggregate holdings of shares of Common Stock prior to the effective time of the amendment amounted to a number not evenly divisible by two, was entitled to receive for such fractional interest, and at the effective time of the amendment any such fractional interest in shares of Common Stock of the Corporation were converted into the right to receive, upon the surrender of the stock certificates formerly representing shares of Common Stock of the corporation, an amount in cash equal to the closing price per share for the shares of the Common Stock on the Nasdaq National Market (“Nasdaq”), as reported by Nasdaq, on the date on which the amendment became effective. A statement of all of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect of the Common Stock and the Preferred Stock is as follows: A. Common Stock. 1. Dividends. Subject to any rights of the Preferred Stock or any series thereof and the conditions set forth in paragraph B of this Article IV V or in any resolution of the Board of Directors of the Corporation providing for the issuance of any series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise. 2. Voting Rights. Each holder of Common Stock shall be entitled to one vote for each share held on each matter presented to shareholders generally. Notwithstanding the foregoing, the Corporation may, without the approval or consent of any holder of the Common Stock, amend these Articles of Incorporation in any manner that would solely effect changes in the preferences, limitations and relative rights of one or more series of stock of the corporation which has been established pursuant to the authority granted the Board of Directors of the corporation pursuant to paragraph B of this Section 2 if (x) such amendment is approved by the holders of a majority of the outstanding shares of the series of stock so affected and (y) the preferences, limitations and relative rights of such series after giving effect to such amendment and of any new series that may be established as a result of a reclassification of such series are, in each case, no greater than those preferences, limitations and rights permitted to be fixed and determined by the Board of Directors of the corporation with respect to the establishment of any new series of shares pursuant to the authority granted the Board of Directors of the corporation in these Articles of Incorporation. B. Preferred Stock. 1. Authorized Shares. The Preferred Stock may be divided into and issued in one or more series. Of the 10,000,000 authorized shares of Preferred Stock, (i) 1,000,000 shares have been designated as Series A Preferred Stock (the "“Series A Preferred Stock"),”), (ii) 1,000,000 shares have been designated as Series B Convertible Preferred Stock (the "“Series B Preferred Stock")”) and (iii) 8,000,000 shares are available for future

Document1 - 5 - designation as provided herein. 2. Series A Preferred Stock -2- &lt;PAGE&gt; 9 The holders of the Series A Preferred Stock shall have the following rights and preferences: (a) Dividends. The holders of Series A Preferred Stock shall not as a matter of right be entitled to be paid or receive or have declared or set apart for such Series A Preferred Stock, any dividends or distributions of the Corporation in respect thereof. (b) Liquidation, Dissolution and Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive $100.00 in cash and no more for each share of Series A Preferred Stock held by them, before any distribution of the assets of the Corporation shall be made to the holders of any other outstanding shares of the Corporation, unless funds necessary for such payment shall have been set aside in trust for the account of the holders of outstanding shares of Series A Preferred Stock so as to be and continue to be available therefor. The holders of shares of Series A Preferred Stock shall be entitled to no further participation in any distribution of the assets of the Corporation. If upon such liquidation, dissolution or winding up, the assets of the Corporation distributable as aforesaid among the holders of shares of Series A Preferred Stock are insufficient to permit the payment to holders of Series A Preferred Stock of $100.00 per share then the assets of the Corporation shall be distributed to the holders of shares of Preferred Stock ratably according to their respective shares until they shall have received the full amount to which they would otherwise be so entitled. (c) Redemption. No shares of Series A Preferred Stock shall be callable or redeemable by the Corporation. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation shall have the status of treasury shares of Preferred Stock until such time as such shares are cancelled pursuant to the provisions of the ActTBOC. (d) Voting. Each share of Series A Preferred Stock shall entitle the holder thereof to one-tenth (1/10) of one vote on each matter presented to shareholders generally voting as a single class with the Common Stock and any other class or series of stock having similar voting rights. The holders of the Series A Preferred Stock shall not be entitled to vote as a class on any matter except as required by law.

Document1 - 6 - (e) Exclusion of Other Rights. Unless otherwise required by law, the shares of Series A Preferred Stock shall not have any powers, preferences, or relative, participating, option or other special rights other than thosespecificallythose specifically set forth herein. 3. Series B Preferred Stock The holders of the Series B Preferred Stock shall have the following rights and preferences: (a) Dividends. The holders of the Series B Preferred Stock shall be entitled to receive dividends out of any funds legally available for that purpose at the annual rate of six percent (6%) per annum of the stated value and no more. These dividends are payable in cash monthly on the last day of each month. The first dividend, after the issuance of such shares, shall be payable on the last day of the month of issuance. Dividends will accrue from the date the shares of Series B Preferred Stock are issued and are considered to accrue from day to day, whether or not earned or declared. The dividends will be payable before any dividends are paid, declared, or set apart for any other capital stock of the Corporation. Dividends are cumulative so that if for any dividend period the dividends on the outstanding Series B Preferred Stock are not paid or declared and set apart, the deficiency shall be fully paid or declared and set apart for payment, without interest, before any distribution (by dividend or otherwise) is paid on, declared, or set apart for any other capital stock of the Corporation. The holders of shares of Series B Preferred Stock shall not be entitled to receive any other dividends or distributions. (b) Liquidation, Dissolution and Winding Up. Subject to the rights of the holders of the Series A Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of outstanding shares of Series B Preferred Stock shall be entitled to receive $100.00 in cash for each share, before any distribution of the assets of the Corporation shall be made to the holders of any other class or series of shares of the Corporation unless funds necessary for such payment shall have been set aside in trust for the account of the holders of outstanding shares of Series B Preferred Stock so as to be and continue to be available therefor. If upon such liquidation, dissolution or winding up, the assets of the Corporation distributable as aforesaid among the holders of shares of Series B Preferred Stock are insufficient to permit the payment to the holders of outstanding shares of Series B Preferred Stock of $100.00 per share, then the assets of the Corporation shall be distributed to the holders of outstanding shares of Series B Preferred Stock ratably according to their respective shares until they shall have received the full amount to which they would otherwise be so entitled. The holders of the Series B Preferred Stock shall also be entitled to participate on a pro rata basis (based on the outstanding number of shares) in any distributions made to the holders of the Common Stock or other class or series of stock that is entitled to distributions upon satisfaction of all shares entitled to preferred distribution. (c) Redemption.

Document1 - 7 - (i) The Corporation, at the option of the Board of Directors, may at any time five (5) years from the date of initial issuance redeem the whole, or any part, of the outstanding shares of Series B Preferred Stock by paying $100.00 per share plus all dividends accrued, unpaid, and accumulated as provided in this Article through and including the redemption date and by giving to each record holder of Series B Preferred Stock, at his or her last known address as shown in the Corporation'sCorporation’s records, at least twenty but not more than sixty days'days’ notice. This redemption notice may be delivered either in person or in writing, by mail, postage prepaid and must state the shares to be redeemed, along with the date and plan of redemption, the redemption price, and the place where the shareholders may obtain payment of the redemption price on surrendering their share certificates. If only a part of the outstanding shares of Series B Preferred Stock shares are redeemed, redemption will be pro rata. No shares of Series B Preferred Stock may be redeemed unless all accrued dividends on all outstanding shares of Series B Preferred Stock shares have been paid for all past dividend periods and full dividends for the current period, except those to be redeemed, have been paid or declared and set apart for payment. On or after the date fixed for redemption, each holder of shares called for redemption must, unless the shareholder has previously exercised the option to convert the holder'sholder’s shares of Series B Preferred Stock as provided herein, surrender to the Corporation the certificate for the shares at the place designated in the redemption notice and will then be entitled to receive payment of the redemption price. If fewer than all the shares represented by any surrendered certificate are redeemed, a new certificate for the unredeemed shares will be issued. If the redemption notice is duly given and sufficient funds are available to pay all monies herein required on the date fixed for redemption, then, whether or not the certificates representing the shares to be redeemed are surrendered, all rights with respect to the shares shall terminate on the date fixed for redemption, except for the holders'holders’ right to receive the redemption price, without interest, on surrendering their certificates. (ii) Shares are considered redeemed, and dividends on them cease to accrue after the date fixed for redemption, if, on or before any date fixed for redemption of the shares of Series B Preferred Stock as provided herein, the Corporation deposits as a trust fund with any bank or trust company a sum sufficient to redeem, on the date fixed for redemption, with irrevocable instructions and authority to the bank or trust company (a) to publish the redemption notice (or to complete publication already begun), and (b) to pay, on and after the date fixed for redemption or before that date, the redemption price of the shares to their holders when they surrender their certificates. The deposit is considered to constitute full payment of the shares to their holders, and from the date of the deposit the shares will no longer be considered outstanding. Moreover, the holders of the shares will cease to be shareholders with respect to the shares and will have no rights with respect to the shares, except to receive from the bank or trust company payment of the redemption price of the shares (without interest) on surrendering of the certificates unless the shares are converted to Common Stock, as provided herein. Any money so deposited on account of the redemption price of Series B Preferred Stock share which are converted after the deposit is made must be repaid immediately to the Corporation on conversion of the Series B Preferred Stock.

Document1 - 8 - (iii) Share of Series B Preferred Stock redeemed by the Corporation shall be restored to the status of authorized but unissued shares. (d) Conversion. (i) At any time prior to the redemption of any share of Series B Preferred Stock, the holder of such shares of Series B Preferred Stock shall have the right to convert such share into 11228 shares of Common Stock. The right to receive the converted shares requires delivery to the office of the Corporation or its transfer agent of the shareholder'sshareholder’s written notice stating the number of shares the shareholder is electing to convert. Said notice shall be accompanied by the surrender of the Series B Preferred Stock certificate or certificates, duly endorsed to the Corporation. The date of conversion shall be the date of receipt by the CompanyCorporation or its transfer agent of the notice and the duly endorsed certificate(s). or certificates. (ii) Neither fractional shares nor scrip or other certificates representing the shares may be issued by the Corporation on conversion of shares of Series B Preferred Stock, but the Corporation must pay in lieu thereof the full value in cash to the holders who would be entitled to receive the fractional shares but for this provision. (iii) The Corporation must at all time reserve out of its authorized but unissued shares of Common Stock the full number of shares deliverable on conversion of all shares hereunder from time to time outstanding. Said shares are reserved solely for the purpose of satisfying the conversion requirements. (iv) The number of shares and securities or other property issuable upon the conversion of the Series Preferred Stock shall be subject to adjustment from time to time in the event of any reclassification of the Common Stock, the issuance of any stock dividend or stock split in respect of the Common Stock, share exchange involving the Common Stock or other similar transaction so that the holders of the Series B Preferred Stock shall be entitle to receive on conversion of the shares of Series B Preferred Stock that number of shares and other securities or property that a holder of a share of Common Stock received in such reclassification, stock dividend, stock split, share exchange or similar transaction. Such adjustments shall be determined by the Board of Directors of the Corporation, whose determination shall be final and conclusive. Such adjustments shall be made for successive transactions. (d(e) Voting. Each share of Series AB Preferred Stock shall entitle the holder thereof to one-tenth (1/10) of one vote on each matter presented to shareholders generally voting as a single class with the Common Stock and any other class or series of stock having similar voting rights. The holders of the Series AB Preferred Stock shall not be entitled to vote as a class on any matter except as required by law. (e(f) Exclusion of Other Rights. Unless otherwise required by law,

Document1 - 9 - the shares of Series AB Preferred Stock shall not have any powers, preferences, or relative, participating, option or other special rights other than those specifically set forth herein. (f(g) Stated Value. The stated value of the Series B Preferred Stock is $100 per share, all of which shall be allocated to the stated capital of the Corporation. of the Corporation. 4. Future Designations Subject to the provisions of paragraph A of this Article IVV, the Board of Directors of the Corporation is hereby vested with authority from time to time to establish and designate such series of Preferred Stock from the authorized but unissued shares of Preferred Stock as it may deem desirable, and within the limitations prescribed by law or set forth herein, to fix and determine the relative rights and preferences of the shares of any series so established. The Board of Directors shall exercise such authority by the adoption of a resolution or resolutions as prescribed by law, setting forth the designation of the series and fixing and determining the relative rights and preferences thereof or so much thereof as shall not be fixed and determined herein. The Board of Directors may increase or decrease the number of shares of a series by adopting a resolution fixing and determining the new number of shares of each series in which the number of shares is increased or decreased; provided, however, no decrease may reduce the number of shares within a series to less than the number of shares within such series that are then issued. C. Provisions Applicable to All Stock. 1. Voting Rights. The holders of a majority of the shares of the Corporation's Corporation’s stock of any class entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Subject to the provisions of paragraph A of this Article IV, the vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the shareholders'shareholders’ meeting, except with respect to certain actions, which require the affirmative vote of the holders of a majority of the outstanding shares of the Corporation unless any class of stock of the Corporation is entitled to vote as a class thereon, in which event the action shall be approved upon the affirmative vote of the holders of a majority of the outstanding shares within each class entitled to vote as a class thereon as well as a majority of the outstanding shares. No shareholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter. 2. Preemptive Rights. No holder of securities of the Corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the Corporation now or hereafter authorized to be issued, or securities held in the treasury of the Corporation, whether issued or sold for cash or other consideration or as a share dividend or otherwise. Any such securities may be issued or disposed of by the Board of

Document1 - 10 - Directors to such persons and on such terms as in its discretion it shall deem advisable. ARTICLE V ARTICLE VI Majority Vote for Approval of Certain Actions -6- &lt;PAGE&gt; 13 If, with respect to any matter for which the affirmative vote or concurrence of the shareholders of the Corporation is required, any provision of the Texas Business Corporation Act, as the same may be amended from time to time, of the TBOC would, but for this Article VVI, require the affirmative vote or concurrence of the holders of shares having more than a majority of the votes entitled to vote on such matter, or of any class or series thereof, the affirmative vote or concurrence of the holders of shares having only a majority of the votes entitled to vote on such matter, or of any class or series thereof, shall be required with respect to any such matter. ARTICLE VII ARTICLE VI Written Consents Except for the election of directors of the Corporation, who when elected by shareholders shall be elected at either an annual or special meeting of shareholders called for such purpose, any action required to, or which may, be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. ARTICLE VIII ARTICLE VII Commencement of Business The Corporation will not commencecommenced business untilwhen it hashad received for the issuance of its shares consideration of the value of One Thousand

Document1 - 11 - ($1,000.00) Dollars consisting of money, labor done, or property actually received. ARTICLE IX ARTICLE VIII Registered Office and Agent The street address of its initialthe Corporation’s registered office is 5555 San Felipe, 17th Floor, Houston1999 Bryan St., Ste. 900, Dallas, Texas 7705675201-3136, and the name of its initial registered agent at such address is Gary A. MessersmithCT Corporation System. ARTICLE X Directors ARTICLE IX Directors (A). Number of Directors. The business and affairs of the Corporation shall be managed by or be under the direction of the Board of Directors of the Corporation. The number of Directors constituting the initial Board of Directors is one (1). The number of Directors of the Corporation may . The number of Directors of the Corporation may from time to time be changed in accordance with the Bylaws of the Corporation and the TBOC. and the Act. (B) B. [Reserved] Name and Address of Director. The name of the person who is to serve as Director until the first annual meeting of the shareholders, or until his successor is elected and qualified is DAVID R. LITTLE and his address is 580 Westlake Park Blvd., Suite 1100, Houston, Texas 77079 (C). Directors Liability. No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for an act or omission in the director'sdirector’s capacity as a director, except that this Article IXX shall not authorize the elimination or limitation of liability of a director of the Corporation to the extent the director is found liable for: (i) a breach of such director'sdirector’s duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's

Document1 - 12 - director’s office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. ARTICLE XI ARTICLE X Limitation of Liability of Directors A. No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for an act or omission in the director'sdirector’s capacity as a director, except that this Article VIII XI shall not authorize the elimination or limitation of liability of a director of the Corporation to the extent the director is found liable for: (i) a breach of such director'sdirector’s duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's director’s office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. B. If the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws ActTBOC or any other applicable Texas statute hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act andTBOC or such other applicable Texas statute, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the Corporation provided by the foregoing provisions of this Article VIIIXI. C. Any repeal of or amendment to this Article VIIIXI shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment. ARTICLE XII ARTICLE XI Indemnification of Officers and Directors (A). Indemnification of Directors. To the fullest extent permitted by Section B and Section E of Article 2.02-1 of the Act the TBOC, the Corporation shall indemnify each person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director

Document1 - 13 - of the Corporation, and this provision for indemnification shall be deemed to constitute authorization of such indemnification in the manner required by the TBOC. Section G of said Article 2.02-1 of the Act. (B). Expenses of a Defendant. To the fullest extent permitted by Section K of Article 2.02-1 of the ActTBOC, reasonable expenses incurred by a director of the Corporation who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Corporation, in advance of the final disposition of such proceeding, after the Corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation and the Corporation receives a written undertaking by or behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is otherwise prohibited by said Article 2.02-1 of the ActTBOC. This provision for payment or reimbursement shall be deemed to constitute authorization of such payment or reimbursement as provided by the TBOC. said Section K of Article 2.02-1 of the Act. (C) . Indemnification of Officers. Pursuant to Section O of Article 2.02-1 of the Act, the TBOC, the Corporation shall indemnify and advance expenses to an officer of the Corporation to the same extent that the Corporation shall indemnify and pay or reimburse expenses to directors of the Corporation as set forth in subsections A and B above. (A) and (B) hereinabove. (D). Expenses of a Witness. To the fullest extent permitted by Section N of Article 2.02-1 of the ActTBOC, the Corporation shall pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness or other participation, only in his capacity as a director or officer of the Corporation, in a proceeding at a time when he is not a named defendant or respondent in the proceeding as set out therein. (E). Other. In addition to the foregoing, the Corporation hereby adopts all other terms, provisions and authorizations of Article 2.02-1Chapter 8 of the Act TBOC, not in conflict with subsections (A), (, B), (, C) and (d) hereinabove, including but not limited to Sections H, I, J and O of said Article 2.02-1 of the ActD above. It is the intention of the Corporation to provide the maximum indemnification allowed by law to its directors and officers and to make mandatory in all instances any permissive provisions of Article 2.02-1Chapter 8 of the Act TBOC for the benefit of the Corporation'sCorporation’s directors and officers. (F). Insurance. The Corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against

Document1 - 14 - such liability under the provisions of this Article or the Act.TBOC. (G). Amendment of this Article. No amendment or repeal of this Article shall apply to or have any affecteffect on the indemnification or reimbursement of any director or officer of the Corporation for or with respect to any such indemnification or reimbursement on the part of such director or officer for events covered by such indemnification or reimbursement occurring prior to such amendment or repeal. (H). Amendment of the ActTBOC. In the event any provision of the ActTBOC set out in this Article is amended, altered or repealed in any way, then any such amendment, alteration or repeal shall be incorporated herein without the necessity of any further action by the corporation upon the effective date of such action. ARTICLE XIII ARTICLE XII Amendment of Bylaws The shareholders of the Corporation hereby delegate to the Board of Directors the power to adopt, alter, amend or repeal the Bylaws of the Corporation. Such Corporation; provided, however, that the shareholders of the Corporation my exercise the power shall be vested exclusively in the Board of Directors and shall not be exercised by the to adopt, alter, amend or repeal the Bylaws of the Corporation at an annual or special meeting of shareholders when such a proposal has been properly presented and a quorum is present at such meeting, by the vote of the holders of at least 75% of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon. ARTICLE XIV ARTICLE XIII Power to Call Special Shareholders' Meetings Special meetings of the shareholders of the Corporation may be called by the President of the Corporation, the Board of Directors or holders of not less than thirty (30%) percent of all the shares entitled to vote at the proposed special meeting of the shareholders. ARTICLE XIVXV Amendments The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articlesthis Certificate of IncorporationFormation or in its Bylaws in the manner now or hereafter prescribed by the ActTBOC or these Articlesthis Certificate of

Document1 - 15 - Incorporation Formation, and all rights conferred on shareholders herein are granted subject to this reservation. Executed on this, the 12th___th day of August, 1996________, 2023. INDEX DXP ENTERPRISES, INC. By: Name: Title: